Filed Pursuant to Rule 424(b)(5)
Registration No. 333-205614

PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED JULY 21, 2015)

5,000,000 Shares

Common Stock

This prospectus supplement relates to the offer and sale of up to 5,000,000 of shares of our common stock, par value $0.0005 per share (the “Common Stock”), from time to time through our sales agent, JonesTrading Institutional Services LLC, which we refer to herein as JonesTrading or the “agent.” These sales, if any, will be made under an at market issuance sales agreement, dated January 15, 2016, between us and JonesTrading (the “Sales Agreement”).

These shares will be offered at market prices prevailing at the time of sale. Unless we and JonesTrading agree otherwise, we will pay JonesTrading a commission of up to 3.0% of the sales price of all shares sold through it as our agent. The net proceeds, if any, that we receive from the sales of our Common Stock will depend on the number of shares actually sold and the offering price for such shares. The maximum number of shares we can sell under this prospectus supplement and the accompanying prospectus is 5,000,000. We estimate the offering expenses, other than the agent’s commissions, will be approximately $168,000. If we were to sell 5,000,000 shares of Common Stock at the January 14, 2016 closing sales price per share, we would receive $25,950,000 in gross proceeds, or approximately $25,003,500 in net proceeds, although actual net proceeds to us will vary. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Our Common Stock is listed for trading on the NYSE MKT under the symbol “IDI.” On January 14, 2016, the last reported sale price of our Common Stock on the NYSE MKT was $5.19 per share.

Sales of our Common Stock under this prospectus supplement, if any, may be made by any method that is deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. This includes sales made directly on the NYSE MKT or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. Subject to the terms of the Sales Agreement, JonesTrading will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE MKT, on mutually agreeable terms between JonesTrading and us.

Investing in our Common Stock involves significant risks. Before buying shares of our Common Stock, you should carefully consider the risks described under the caption “Risk Factors” beginning on page S-4 of this prospectus supplement, page 3 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is January 15, 2016

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”), using a “shelf” registration process. This prospectus supplement and the accompanying prospectus contain specific information about us and the terms on which we are offering and selling shares of our common stock. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the prospectus, the statements made in the prospectus will be deemed modified or superseded by those made in this prospectus supplement. Before you purchase shares of our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and the registration statement, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf. Neither we nor the agent have authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the agent are making an offer to sell or soliciting an offer to buy our Common Stock under any circumstance in any jurisdiction where the offer or solicitation is not permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us or on our behalf is accurate only as of the date of the respective document in which the information appears, and that any information in documents that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context indicates otherwise, in this prospectus supplement and the accompanying prospectus the terms “IDI,” “the Company,” “we,” “us” and “our” refer to IDI, Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.

S-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act, which are subject to the safe harbor created by those sections for such statements. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are forward-looking statements. Terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions and variations thereof are intended to identify forward-looking statements, but these terms are not the exclusive means of identifying such statements.

Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks, uncertainties and other factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, particularly in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Given these risks, uncertainties and other factors, actual results or anticipated developments may not be realized or, even if substantially realized, may not have the expected consequences to or effects on our company, business or operations. Accordingly, you should not place undue reliance on these forward-looking statements, which represent our estimates and assumptions only as of the date they are made. You should read this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein with the understanding that our actual results in subsequent periods may materially differ from current expectations. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we assume no obligation to update or revise any forward-looking statements contained herein, whether as a result of any new information, future events or otherwise.

S-iii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It does not contain all of the information you should consider before making an investment decision. Before you decide to invest in our securities, you should read the entire prospectus supplement and the accompanying prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference herein and therein.

Company Overview

IDI, Inc., formerly known as Tiger Media, Inc. or Tiger Media, is a holding company incorporated in the State of Delaware. Through its consolidated subsidiaries, IDI’s principal focus is in data analytics, serving as an information solutions provider to the risk management industry for purposes including due diligence, risk assessment, fraud detection and prevention, and authentication and verification. Further, IDI’s cross-functional core systems and processes are designed to deliver products and solutions to the marketing industry and to enable the public and private sectors to layer our solutions over their unique data sets, providing otherwise unattainable insight. IDI previously provided advertising services in the out-of-home advertising industry in China, but has recently discontinued its Chinese operations.

On November 16, 2015, IDI entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among IDI, Fluent Acquisition I, Inc., a Delaware corporation and wholly-owned subsidiary of IDI (“Merger Sub”), Fluent Acquisition II, LLC, a Delaware limited liability company and wholly-owned subsidiary of the IDI (“Merger Co”), Fluent, Inc., a Delaware corporation (“Fluent”), the sellers of Fluent set forth on the signature page to the Merger Agreement (each, a “Seller” and collectively, the “Sellers”), and Ryan Schulke, as the representative of each Seller (the “Representative”).

The parties to the Merger Agreement completed the Acquisition (as defined below) (the “Closing”) on December 9, 2015 to be effective as of December 8, 2015 (the “Effective Time”). At the Effective Time, Merger Sub merged with and into Fluent, with Fluent as the surviving entity (the “Initial Merger”). Following consummation of the Initial Merger, IDI caused Fluent to consummate a subsequent merger (the “Subsequent Merger”, and together with the Initial Merger, the “Acquisition”) with Merger Co, with Merger Co as the surviving entity. Immediately following the Subsequent Merger, Merger Co. changed its name to “Fluent, LLC.” At the Effective Time, Fluent, LLC assumed, all of the Fluent’s continuing obligations under the Merger Agreement to be performed after the Subsequent Merger.

Fluent is a leader in people based digital marketing and customer acquisition, serving over 500 leading consumer brands and direct marketers. Fluent’s proprietary audience data and robust ad-serving technology enables marketers to acquire their best customers, with precision, at a massive scale. Leveraging compelling content, first-party data, and real-time survey interaction with customers, Fluent has helped marketers acquire millions of new customers since its inception. Fluent, LLC, now a Delaware limited liability company, was formerly a Delaware corporation formed in 2010 and headquartered in New York City.

Company Information

Our principal executive offices are located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 and our telephone number is (561) 757-4000. Our Internet website address is www.ididata.com. The information on our website is not incorporated into this prospectus supplement.

THE OFFERING

Common stock offered by us	Up to 5,000,000 shares of our Common Stock.

Common stock to be outstanding immediately after this offering	Assuming all 5,000,000 shares of our Common Stock is sold in this offering, we will have 20,845,486 shares of Common Stock outstanding.

Manner of offering	An “at the market offering” of shares of our Common Stock. The sale of shares of our Common Stock under this prospectus supplement, if any, may be made directly on the NYSE MKT, or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. See “Plan of Distribution” beginning on page S-17 of this prospectus supplement.

Sales agent	JonesTrading Institutional Services LLC.

Use of proceeds	We intend to use the net proceeds from sales under the Sales Agreement, if any, for general corporate purposes. The net offering proceeds may also be used for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to our own, and other capital expenditures. See “Use of Proceeds” on page S-15 of this prospectus supplement.

Risk factors	Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement.

NYSE MKT listing	Our Common Stock is listed on the NYSE MKT under the symbol “IDI.”

Outstanding Shares

The number of shares of our Common Stock to be outstanding immediately after this offering, as reported above, is based on 15,845,486 shares outstanding as of January 14, 2016, and excludes as of that date:

•	7,467,000 shares of Common Stock underlying restricted stock units;

•	2,517,000 shares of Common Stock underlying restricted stock units subject to stockholder approval;

•	6,765,000 shares of Common Stock underlying restricted stock units issuable upon the achievement of performance milestones and subject stockholder approval;

•	462,000 shares of Common Stock issuable upon the exercise of incentive stock options;

•	749,625 shares of Common Stock issuable upon the exercise of the Warrants issued in connection with the private placement of our Series B Non-Voting Convertible Preferred Stock (“Series B Preferred”);

•	200,000 shares of Common stock issuable upon the exercise of the Warrants issued in connection with the Company’s term-loan financing;

•	640,205 shares of Common Stock issuable upon the exercise of outstanding warrants;

•	900,108 shares of Common Stock issuable upon the achievement of performance milestones;

•	4,736,102 shares of Common Stock issuable upon conversion of outstanding shares of our Series A Non-Voting Convertible Preferred Stock (“Series A Preferred”);

•	1,800,220 shares of Common Stock issuable upon conversion of shares of Series A Preferred issuable upon the achievement of performance milestones; and

•	22,548,100 shares of Common Stock issuable upon conversion of the shares of our Series B Preferred that we have issued or agreed to issue.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. Before deciding whether to invest in our Common Stock, you should consider carefully the risks described below and discussed under the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on April 15, 2015, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 20, 2015, August 14, 2015 and November 16, 2015, respectively, which are each incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, together with other information in this prospectus supplement, the accompanying prospectus, and the information and documents incorporated by reference that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment.

Risks Related to Our Common Stock and This Offering

The concentration of our stock ownership may limit individual stockholder ability to influence corporate matters.

As of January 14, 2016, officers, directors and managers of the Company and its affiliates owned 36.4% of the Company’s Common Stock on a fully diluted basis. Following the conversion of Series B Preferred into the Company’s Common Stock on the date that is the twenty first (21st) day following the mailing of an Information Statement to the non-consenting stockholder of the Company (the “Conversion Date”), and assuming the exercise of the warrants to purchase Common Stock issued in connection with the Acquisition (the “Warrants”) by the Company on the Conversion Date, officers, directors and managers of the Company and its affiliates will own 67.7% of the Company’s Common Stock on a fully diluted basis. As a result, these stockholders may be in a position to exert significant influence over all matters requiring stockholder approval, including the election of directors and determination of significant corporate actions. The interests of these stockholders may not always coincide with the interests of other stockholders, and these stockholders may act in a manner that advances their best interests and not necessarily those of other stockholders, and might affect the prevailing market price for our securities.

In addition, at the Effective Time, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”), with certain, officers, directors and managers of the Company and its affiliates, solely in their respective capacities as stockholders of the Company, pursuant to which the parties thereto agreed to vote in a certain manner on specified matters, including the agreement to vote in favor of each party’s duly approved nominees for the Board. The Stockholders’ Agreement also requires the Company to obtain the consent of certain, officers, directors and managers of the Company and their affiliates before effecting certain capital transactions of the Company or taking certain compensation action with respect to certain employees of Fluent until the Conversion Date.

Our stock price has been and may continue to be volatile, and the value of an investment in our Common Stock may decline.

During the year ended December 31, 2015, our stock traded as high as $12.80 per share and as low as $0.75 per share. The trading price of our Common Stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors could include:

•	additions or departures of key personnel;

•	changes in governmental regulations or in the status of our regulatory approvals;

•	changes in earnings estimates or recommendations by securities analysts;

•	any major change in our board or management;

•	general economic conditions and slow or negative growth of our markets; and

•	political instability, natural disasters, war and/or events of terrorism.

From time to time, we estimate the timing of the accomplishment of various commercial and other product development goals or milestones. Also, from time to time, we expect that we will publicly announce the anticipated timing of some of these milestones. All of these milestones are based on a variety of assumptions. The actual timing of these milestones can vary dramatically compared to our estimates, in some cases for reasons beyond our control. If we do not meet these milestones as publicly announced, our stock price may decline.

In addition, the stock market has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of publicly traded companies. Broad market and industry factors may seriously affect the market price of companies’ stock, including ours, regardless of actual operating performance. These fluctuations may be even more pronounced in the trading market for our stock. In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

You will experience immediate and substantial dilution in the net tangible book value per share of the Common Stock you purchase.

Since the price per share of our Common Stock being offered is expected to be substantially higher than the net tangible book value per share of our Common Stock, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our Common Stock. The exercise of outstanding options and warrants will result in further dilution of your investment. See the section titled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase Common Stock in this offering.

Our management will have broad discretion as to the use of proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. You will not have the opportunity, as part of your investment decision, to assess whether these proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our Common Stock to decline.

We expect that we may need additional capital in the future; however, such capital may not be available to us on reasonable terms, if at all, when or as we require additional funding. If we issue additional shares of our Common Stock or other securities that may be convertible into, or exercisable or exchangeable for, our Common Stock, our existing shareholders would experience further dilution.

Although we expect that we may need additional capital in the future, we cannot be certain that it will be available to us on acceptable terms when required, or at all. Disruptions in the global equity and credit markets may limit our ability to access capital. To the extent that we raise additional funds by issuing equity securities, our shareholders would experience dilution, which may be significant and could cause the market price of our Common Stock to decline significantly. Any debt financing, if available, may restrict our operations. If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue certain operations. Any of these events could significantly harm our business and prospects and could cause our stock price to decline.

A significant number of additional shares of our Common Stock may be issued upon the exercise or conversion of existing securities, including the Series B Preferred issued in connection with private placements, bridge financing, and the Acquisition, and the warrants to be issued to lender(s) in connection with our credit facility, which issuances would substantially dilute existing stockholders and may depress the market price of our Common Stock.

As of January 14, 2016, we have outstanding 4,736,102 shares of Series A Preferred which are convertible into 4,736,102 shares of Common Stock, 29,985 shares of Series B Preferred which are convertible into 1,499,250 shares of Common Stock, options to purchase 462,000 shares of Common Stock and warrants to purchase 1,389,830 shares of Common Stock outstanding. In addition, we have issued 119,940 shares of Series B Preferred in a private placement with Frost Gamma Investments Trust, an affiliate of Phillip Frost, M.D., (“Frost Gamma”) which are convertible into 5,997,000 shares of Common Stock, 1,000 shares of Series B Preferred in connection with the bridge financing which are convertible into 50,000 shares of Common Stock and 300,037 shares of Series B Preferred which are convertible into 15,001,850 shares of Common Stock in connection with the Acquisition. We have also agreed to issue warrants to the lender(s) under our term-loan financing to purchase 200,000 shares of our Common Stock. The issuance of these shares of Common Stock would substantially dilute the proportionate ownership and voting power of existing stockholders, and their issuance, or the possibility of their issuance, may depress the market price of our common stock.

We have never declared or paid dividends on our Common Stock, and we do not anticipate paying dividends in the foreseeable future.

Our business requires significant funding, and we have not generated any material revenue. We currently plan to invest all available funds, including the proceeds from this offering, and future earnings, if any, in the development and growth of our business. We currently do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. As a result, a rise in the market price of our Common Stock, which is uncertain and unpredictable, will be your sole source of potential gain in the foreseeable future, and you should not rely on an investment in our Common Stock for dividend income.

Risks Related to the Acquisition

We have incurred significant additional indebtedness as a result of the Acquisition.

We financed approximately $50.0 million of the cash portion of the purchase price of the Acquisition with the proceeds of securities purchase agreements and a stock purchase agreement, and the remaining $50.0 million with the proceeds from bridge financing and term-loan financing (collectively, the “New Indebtedness”).

We incurred significant indebtedness in connection with the Acquisition. We may incur additional debt to meet future financing needs, subject to certain restrictions under the New Indebtedness. The New Indebtedness contains restrictive covenants which impose limitations on the way we conduct our business, including limitations on the amount of additional debt we are able to incur and restrictions on our ability to make certain investments and other restricted payments. Any additional debt may further restrict the manner in which we conduct business.

The Acquisition involves risks associated with acquisitions and integrating the acquired business, including the potential exposure to significant liabilities, and the intended benefits of the Acquisition may not be realized.

The Acquisition involves risks associated with acquisitions and integrating the acquired business into our existing operations, including that:

•	our senior management’s attention may be diverted from the management of daily operations to the integration of the business acquired in the Acquisition;

•	we could incur significant unknown and contingent liabilities for which we have limited or no contractual remedies or insurance coverage;

•	the business and operations acquired in the Acquisition may not perform as well as we anticipate; and

•	unexpected costs, delays, and challenges may arise in integrating the business acquired in the Acquisition into our existing operations.

Even if we successfully integrate the acquired business into our operations, it may not be possible to realize the full benefits we anticipate or we may not realize these benefits within the expected timeframe. If we fail to realize the benefits we anticipate from the Acquisition, then our business, results of operations, and financial condition may be materially and adversely affected.

We have incurred significant transaction and Acquisition-related costs in connection with the Acquisition.

We have incurred significant costs in connection with the Acquisition including legal, accounting, consulting, and related fees. We may incur additional costs to retain key employees. We may also incur fees and costs related to formulating integration plans. Although we expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, should allow us to more than offset incremental transaction and Acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all.

The market price of our common stock may decline as a result of the Acquisition.

The market price of our common stock may decline as a result of the Acquisition if, among other things, we are unable to achieve the expected growth in earnings, or if the operational cost savings estimates in connection with the integration of Fluent’s business are not realized, or if the aggregate transaction costs related to the Acquisition are greater than expected, or if the value of the cash savings attributable to the amortization of goodwill is less than anticipated. The market price also may decline if we do not achieve the perceived benefits of the Acquisition as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the Acquisition on our financial results is not consistent with the expectations of financial or industry analysts.

Risks Related to Fluent’s Business and Industry

Fluent operates in an industry that is still developing and has a relatively new business model that is continually evolving, which makes it difficult to evaluate its business and prospects.

Fluent derives nearly all of its revenue from the sale of online marketing and media services, which is a still developing industry that has undergone rapid and dramatic changes in its relatively short history and which is characterized by rapidly-changing Internet media and advertising technology, evolving industry standards, regulatory uncertainty, and changing user and client demands. As a result, Fluent faces risks and uncertainties such as:

•	its still-developing industry and relatively new business model;

•	changes in the economic condition, market dynamics, regulatory enforcement or legislative environment affecting its, its third-party publishers’, and its clients’ businesses;

•	its dependence on the availability and affordability of quality media from third-party publishers;

•	its dependence on Internet search companies to attract Internet visitors;

•	its ability to accurately forecast its results of operations and appropriately plan its expenses;

•	its ability to compete in its industry;

•	its ability to manage cyber security risks and costs associated with maintaining a robust security infrastructure;

•	its inability to monetize users accessing its sites on mobile devices at the same levels as was achieved from users accessing its sites from PCs;

•	its ability to develop new services, enhancements and features to meet new demands from its clients; and

•	its ability to successfully challenge regulatory audits, investigations, or allegations of noncompliance with laws.

If Fluent is unable to address these risks, our business, results of operations, and prospects may be adversely affected.

Fluent’s business is subject to changes in the applicable laws and regulatory environment that may have a material and adverse impact on its revenue, business, and growth.

Fluent is subject to many laws and regulations including federal, state, and local laws and regulations regarding unsolicited commercial email, telemarketing, user privacy, search engines, Internet tracking technologies, direct marketing, data security, data privacy, pricing, sweepstakes, promotions, intellectual property ownership and infringement, trade secrets, export of encryption technology, acceptable content and quality of goods, and taxation, among others. The introduction of new products or services or expansion of our activities in certain jurisdictions may subject us to additional laws and regulations. In addition, although Fluent presently operates only in the United States, in the event that Fluent introduces new products or services or expands its activities in ways that cause Fluent to be subject to the laws of foreign countries, such foreign data protection, privacy, and other laws and regulations can be more restrictive than those in the United States. These U.S. federal and state and foreign laws and regulations, which can be enforced by private parties or government entities, are constantly evolving and can be subject to significant change, and keeping Fluent’s business in compliance with or bringing its business into compliance with new laws may be costly, and may affect its revenue and/or harm its financial results. In addition, the application, interpretation, and enforcement of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate, and may be interpreted and applied inconsistently from jurisdiction to jurisdiction and inconsistently with our current policies and practices. Violations or alleged violations of laws by Fluent, its third-party publishers or its clients could result in damages, fines, criminal prosecution, unfavorable publicity, and restrictions on its ability to operate, any of which could have a material adverse effect on Fluent’s business, financial condition, and/or results of operations. In addition, new laws or regulations or changes in enforcement of existing laws or regulations applicable to Fluent’s clients could affect the activities or strategies of such clients and, therefore, lead to reductions in their level of business with Fluent.

For example, the Federal Communications Commission amended the regulations issued under the Telephone Consumer Protection Act (the “TCPA”) that affects telemarketing calls. Fluent’s efforts to comply with the TCPA have not had a material impact on traffic conversion rates. However, Fluent has had to pay nominal amounts to settle indemnification claims from some of its clients for TCPA claims. Fluent has incurred additional cost for insurance to insure against TCPA-related claims. The TCPA could potentially have a material effect on Fluent’s revenue and profitability, including increasing its and its clients’ exposure to enforcement actions and litigation. Fluent’s failure to adhere to or successfully implement appropriate processes and procedures in response to existing regulations and changing regulatory requirements could result in legal and monetary liability, significant fines and penalties, or damage to its reputation in the marketplace, any of which could have a material adverse effect on its business, financial condition, and/or results of operations. Furthermore, Fluent’s clients may make business decisions based on their own experiences with the TCPA regardless of the changes Fluent may implement to comply with the new regulations. These decisions may negatively affect Fluent’s revenue or profitability.

In connection with Fluent and its third-party publishers’ email campaigns to generate traffic for Fluent’s websites, Fluent is subject to various state and Federal laws regulating commercial email communications, including the federal CAN-SPAM Act and the California Anti-Spam Act. If Fluent or any of its third-party publishers fail to comply with any provisions of these laws or regulations, Fluent could be subject to regulatory investigation, enforcement actions, and litigation, as well as indemnification obligations with respect to its clients. Any negative outcomes from such regulatory actions or litigation, including monetary penalties or damages, could have a material adverse effect on our financial condition, results of operation, and reputation.

An increasing percentage of Fluent’s users are accessing Fluent’s websites from their mobile devices. Fluent’s ability to remain competitive with the shift to mobile devices is critical to maintaining its revenues and margins.

A greater percentage of Fluent’s users are accessing Fluent’s websites from their mobile devices. Fluent will need to ensure its websites continue to perform well as more consumers shift their online interactions from desktop computers to smartphones, tablets, wearables, and other next generation platforms and devices. While Fluent designs and builds its websites “mobile first,” as more of Fluent’s users access its websites from mobile devices, the monetization of Fluent’s online marketing services and content on these mobile devices might not be as lucrative for Fluent compared to those on desktop and laptop computers. If Fluent fails to develop the monetization of the mobile versions of its websites effectively, our business and results of operations may be adversely affected.

Fluent depends on third-party publishers for a significant portion of its visitors. Any decline in the supply of media available through these websites or increase in the price of this media could cause Fluent’s revenue to decline or increase its cost to acquire visitors to its websites.

A significant portion of Fluent’s revenue is attributable to visitor traffic originating from third-party publishers. Third-party publishers can change the media inventory they make available to Fluent at any time and place significant restrictions on Fluent’s content offerings. These restrictions may limit the websites that Fluent can promote or prohibit advertisements from specific clients or specific industries, or restrict the use of certain creative content or formats. If a third-party publisher decides not to make media inventory available to Fluent, or decides to demand a higher revenue share or places significant restrictions on the use of such inventory, Fluent may not be able to find media inventory from other websites that satisfy Fluent’s requirements in a timely and cost-effective manner. In addition, the number of competing online marketing service providers and advertisers that acquire inventory from websites continues to increase. Consolidation of Internet advertising networks and third-party publishers could eventually lead to a concentration of desirable inventory on websites or networks owned by a small number of individuals or entities, which could limit the supply or impact the pricing of inventory available to Fluent. Fluent cannot provide assurance that it will be able to acquire media inventory that meets Fluent’s performance, price, and quality requirements, in which our business and results of operations may be adversely affected.

Fluent depends upon Internet search providers to direct a portion of the visitors to its websites. Changes in search engine algorithms applicable to Fluent’s websites’ placements in paid search result listings may cause the number of visitors to Fluent’s websites and as a result, cause its revenue, to decline.

Fluent’s success depends on its ability to attract online visitors to its websites and monetize them in a cost-effective manner. Fluent uses paid search listings from search engine providers such as Google, Bing and Yahoo! by bidding on particular keywords and other strategies. The search engine operators use a quality score which is determined by the relevancy of the ad to the keyword bid on, the click-through rates of the ad, and the amount bid, to determine the placement of the ad in the search results listings. The search engine providers frequently change the algorithms and bidding rules and may exclude certain sites they deem unacceptable from bidding on paid search listings. Fluent may fail to optimally manage its paid listings or operate its websites in a manner that does not run afoul of the search engine requirements. In that case, our business and results of operations may be adversely affected.

If Fluent does not effectively manage any future growth or if Fluent is not able to scale its products quickly enough to meet its clients’ needs, Fluent’s operating performance will suffer and it may lose clients.

Fluent has historically experienced growth in its operations. This growth has placed, and any future growth will continue to place, significant demands on Fluent’s management and its operational and financial infrastructure. Growth, if any, may make it more difficult for Fluent to accomplish the following:

•	successfully scaling its technology to accommodate a larger business and integrate acquisitions;

•	maintaining its standing with key vendors, including Internet search companies and third-party publishers;

•	maintaining its client service standards; and

•	developing and improving its operational, financial and management controls and maintaining adequate reporting systems and procedures.

Fluent’s future success depends in part on the efficient performance of its software and technology infrastructure. As the numbers of websites, Internet users and the amount of data collected increases, Fluent’s technology infrastructure may not be able to meet the increased demand. Unexpected constraints on Fluent’s technology infrastructure could lead to slower website response times or system failures and adversely affect the availability of websites and the level of user responses received, which could result in the loss of clients or revenue or harm to Fluent’s business and/or results of operations.

In addition, Fluent’s personnel, systems, procedures, and controls may be inadequate to support its future operations. The improvements required to manage growth may require Fluent to make significant expenditures, expand, train and manage its employee base, and reallocate valuable management resources. Fluent may spend substantial amounts to secure hosting and other technical services and data storage, upgrade its technology and network infrastructure to handle increased traffic on its owned-and-operated websites and roll out new products and services. This expansion could be expensive and complex and could result in inefficiencies or operational failures. If Fluent does not implement this expansion successfully, or if it experiences inefficiencies and/or operational failures during its implementation, the quality of Fluent’s products and services and its users’ experience could decline. This could damage Fluent’s reputation and cause it to lose current and potential users and clients. The costs associated with these adjustments to Fluent’s architecture could harm its operating results. Accordingly, if Fluent fails to effectively manage growth, its operating performance will suffer, and it may lose clients, key vendors and key personnel.

Fluent’s revenue and profits have grown dramatically over the past years which may make it difficult to sustain this growth and could cause its results of operations to fall short of analysts’ and investors’ expectations.

Historically Fluent’s quarterly and annual results of operations have rapidly increased due to several favorable factors, some of which are beyond its control. Moreover, Fluent is one of the larger players in its market segment. Because of these factors, Fluent may not be able to increase its market share and/or sustain the rapid growth in its revenues and gross profits. Fluent’s inability to sustain its growth could cause its performance and outlook to be below the expectations of securities analysts and investors. Fluent’s business is changing and evolving, and, as a result, its historical results of operations may not be useful in predicting its future results of operations. Factors that may increase the volatility of Fluent’s results of operations include the following:

•	changes in client volume;

•	loss of or reduced demand by existing clients;

•	the availability and price of quality media;

•	consolidation of media sources; and

•	regulatory and legislative changes.

As a result of changes in Fluent’s business model, increased investments, increased expenditures for certain businesses, products, services, and technologies, Fluent may fail to maintain its margins, attract new clients, or grow its revenues.

Fluent has invested and expects to continue to invest in new businesses, products, markets, services and technologies and plans to expand its work force to meet the needs of revenue growth. Based on Fluent’s experiences, new websites, products and services have lower margins than more established websites, products and services. If Fluent is unsuccessful in its optimization efforts for new websites and products, Fluent may fail to maintain its margins, attract new clients or grow its revenues.

As result of Fluent’s growth, it will need to hire additional qualified employees. Fluent’s ability to grow its workforce and effectively train, integrate and manage these new employees poses risks.

Fluent will need to expand its workforce to meet the needs of its business. Fluent operates in a specialized niche of the online advertising marketplace and finding experienced qualified applicants and training them can prove challenging. If Fluent is unable to hire, train and effectively manage new employees, its results may be adversely affected. Fluent may also not be able to hire a sufficient number of qualified employees to meet the growing demands of its business, in which case it may not be able to capitalize on opportunities or may not be able to continue to grow its business at past levels.

If Fluent fails to compete effectively against other online marketing and media companies and other competitors, it could lose clients and its revenue may decline.

The market for online marketing is intensely competitive, and Fluent expects this competition to continue to increase in the future both from existing competitors and, given the relatively low barriers to entry into the market, from new competitors. Fluent competes both for clients and for limited high-quality media. Fluent competes for clients on the basis of a number of factors, including return on investment of client’s marketing spending, price, and client service.

Fluent competes with Internet and traditional media companies for a share of clients’ overall marketing budgets, including:

•	offline and online advertising agencies;

•	major Internet portals and search engine companies with advertising networks;

•	other online marketing service providers, including online affiliate advertising networks and industry-specific portals or lead generation companies;

•	third-party publishers with their own sales forces that sell their online marketing services directly to clients;

•	in-house marketing groups and activities at current or potential clients;

•	offline direct marketing agencies;

•	mobile and social media; and

•	television, radio, and print companies.

Competition for web traffic among websites and search engines, as well as competition with traditional media companies, has resulted and may continue to result in significant increases in media pricing, declining margins, reductions in revenue, and loss of market share. In addition, if Fluent expands the scope of its services, it may compete with a greater number of websites, clients, and traditional media companies across an increasing range of different services, including in vertical markets where competitors may have advantages in expertise, brand recognition, and other areas. Major internet search companies such as Google, Yahoo! and Microsoft as well as social media platforms such as Facebook have significant numbers of direct sales personnel and substantial proprietary advertising inventory and web traffic that provide a significant competitive advantage. The trend toward consolidation in online marketing may also affect pricing and availability of media inventory and web traffic. Many of Fluent’s current and potential competitors also enjoy other competitive advantages over Fluent, such as longer operating histories, greater brand recognition, larger client bases, greater access to advertising inventory on high-traffic websites, and greater financial, technical, and marketing resources. As a result, Fluent may not be able to compete successfully. The online advertising marketplace is increasingly analytically driven and if the performance of Fluent’s advertising services is not better than other marketing service providers’ offerings, it could lose clients and market share.

Fluent is exposed to online security risks and security breaches particularly given that it gathers, transmits and stores personally identifiable information. Unauthorized access to or accidental disclosure of confidential or proprietary data may cause Fluent to incur significant expenses and may negatively affect its reputation and business.

Fluent gathers, transmits, and stores information about its users including personally identifiable information. While Fluent doesn’t currently collect or store the most sensitive personal information such as social security numbers, credit scores, credit card information or in-depth financial information, Fluent does collect personally identifiable information that subjects it to federal and state laws and regulations designed to protect personally identifiable information. Despite Fluent’s implementation of security measures and controls, Fluent’s information technology and infrastructure are susceptible to electronic or physical computer break-ins, cyber-attacks, malware, phishing, viruses, fraud, employee error, and other disruptions and security breaches that could result in third parties gaining unauthorized access to its systems and data. In addition, third parties may attempt to fraudulently induce employees or users to disclose information in order to gain access to our data or our users’ data. The increased use of mobile devices also increases the risk of intentional and unintentional theft or disclosure of data including personally identifiable information. Fluent may be unable to anticipate all of its vulnerabilities and implement adequate preventative measures and, in some cases, it may not be able to immediately detect a security incident. In the past, Fluent has experienced security incidents involving access to its databases. Although, to Fluent’s knowledge, no personal information has been compromised to date, any future security incidents could result in the compromise of such data and subject Fluent to liability, civil or criminal penalties or result in cancellation of client contracts. Any security incident may also result in a misappropriation of Fluent’s proprietary information or that of its users, clients, and third-party publishers, which could result in legal and financial liability, as well as harm to Fluent’s reputation and ours.

In addition, some of Fluent’s developers or other partners may receive or store information provided by Fluent or by Fluent’s users. Fluent provides limited information to such third parties based on the scope of services provided to Fluent. However, if these third parties or developers were to fail to adopt or adhere to adequate data security practices, or in the event of a breach of their networks, Fluent’s data or Fluent’s users’ data may be improperly accessed, used, or disclosed.

Privacy concerns relating to Fluent’s data collection practices and any perceived or actual unauthorized disclosure of personally identifiable information, whether through breach of its network by an unauthorized party, employee theft, misuse, or error could harm Fluent’s reputation, impair its ability to attract website visitors and to attract and retain its clients, result in a loss of confidence in the security of its products and services, or subject Fluent to claims or litigation arising from damages suffered by consumers, and thereby harm its business and results of operations. In addition, Fluent could incur significant costs for which its insurance policies may not adequately cover and cause Fluent to expend significant resources in protecting against security breaches and complying with the multitude of state, federal and foreign laws regarding data privacy and data breach notification obligations.

A reduction in online marketing spend by Fluent’s clients, a loss of clients or lower advertising yields may seriously harm Fluent’s business, financial condition, and results of operations. In addition, a substantial portion of Fluent’s revenue is generated from a limited number of clients and, if Fluent loses a major client, its revenue will decrease and its business and prospects may be harmed.

Fluent relies on clients’ marketing spend on its owned-and-operated websites. Fluent has historically derived, and expects to continue to derive, a significant portion of its revenue through the delivery of targeted advertisements, applications, installs and actions and the delivery of qualified customers. One component of Fluent’s platform that it uses to generate client interest is its system of monetization tools, which is designed to match users with client offerings in a manner that optimizes revenue yield and end-user experience. Clients will stop spending marketing funds on Fluent’s owned-and-operated websites if their investments do not generate leads, actions or qualified users cost effectively. If Fluent’s yield-optimized monetization techniques to effectively target and match advertisements to its client offerings fails to increase revenue or ROI for Fluent’s clients, its clients could curtail their advertising spend with Fluent or cease using its services altogether.

Furthermore, Fluent’s top 20 advertisers account for a substantial portion of its revenue and two of Fluent’s advertisers each account for 10% or more of its net revenue. Fluent’s advertising clients can generally terminate their contracts with Fluent at any time on little or no notice. Clients may also fail to renew their contracts or reduce their level of business with Fluent, leading to lower revenue.

Fluent relies on its management team and other key employees, and the loss of one or more key employees could harm its business.

Fluent’s success and future growth depend upon the continued services of its management team, including Ryan Schulke, Matthew Conlin, and other key employees in all areas of its organization. If Fluent loses the services of these key Fluent employees our business and growth may be adversely affected.

Third-party publishers or vendors may engage in unauthorized or unlawful acts that could subject Fluent to significant liability or cause it to lose clients.

Fluent generates a significant portion of its web visitors from online media that it purchases from third-party publishers. While Fluent actively monitors its publishers’ activities, it cannot police all such behavior. Any activity by third-party publishers that clients view as potentially damaging to their brands, whether or not permitted by Fluent’s contracts with its clients, could harm its relationship with the client and cause the client to terminate its relationship with Fluent, resulting in a loss of revenue. In addition, Fluent may also face liability for any failure of its third-party publishers or vendors to comply with regulatory requirements. Users or customers may complain about the content of publisher ads which may expose Fluent to lawsuits and regulatory scrutiny. The law is unsettled on the extent of liability that an advertiser in Fluent’s position has for the activities of third-party publishers or vendors. Fluent and the Company could be subject to costly litigation and, if it is unsuccessful in defending itself, could incur damages for the unauthorized or unlawful acts of third-party publishers or vendors.

If Fluent fails to continually enhance and adapt its products and services to keep pace with rapidly changing technologies and industry standards, it may not remain competitive and could lose clients or advertising inventory.

The online media and marketing industry is characterized by rapidly changing standards, changing technologies, frequent new product and service introductions, and changing user and client demands. The introduction of new technologies and services embodying new technologies and the emergence of new industry standards and practices could render Fluent’s existing technologies and services obsolete and unmarketable or require unanticipated investments in technology. Fluent continually makes enhancements and other modifications to its proprietary technologies, and these changes may contain design or performance defects that are not readily apparent. If Fluent’s proprietary technologies fail to achieve their intended purpose or are less effective than technologies used by its competitors, Fluent’s business could be harmed.

Fluent’s future success will depend in part on its ability to successfully adapt to these rapidly changing online media formats and other technologies. If Fluent fails to adapt successfully, it could lose clients or advertising inventory.

Fluent relies on certain advertising agencies for the purchase of various advertising and marketing services on behalf of its clients. Such agencies may have or develop high-risk credit profiles, which may result in credit risk to Fluent. Some of Fluent’s advertising clients pose credit risks and Fluent may not be able to collect on amounts owed to it.

A portion of Fluent’s client business is sourced through advertising agencies and, in many cases, Fluent contracts with these agencies and not directly with the underlying client. Contracting with these agencies subjects Fluent to greater credit risk than when Fluent contracts with clients directly. In many cases, agencies are not required to pay Fluent unless and until they are paid by the underlying client. In addition, many agencies are thinly capitalized and have or may develop high-risk credit profiles. Recently, one of Fluent’s agency clients which owed Fluent more than $200,000 went out of business. This credit risk may vary depending on the nature of an agency’s aggregated client base. If an agency became insolvent, or if an underlying client did not pay the agency, Fluent may be required to write off accounts receivable as bad debt. Any such write-offs could have a materially negative effect on Fluent’s results of operations for the periods in which the write-offs occur.

Many of Fluent’s advertising clients are thinly capitalized and pose credit risks. While Fluent runs credit checks on its clients, Fluent may nevertheless have difficulty collecting on all amounts owed to it. Some of Fluent’s clients may challenge the determination of amounts Fluent believes they owe or may refuse to pay because of claims that the performance of Fluent’s advertising campaigns was unsatisfactory. In these circumstances, Fluent may have difficulty collecting on amounts it believes are owed.

Damage to Fluent’s reputation could harm its business, financial condition and results of operations.

Fluent’s business is dependent on attracting a large number of visitors to its and its third-party publishers’ websites and providing subscribers, leads, inquiries, clicks, calls, applications, and customers to Fluent’s clients, which depends in part on Fluent’s reputation within the industry and with its clients. Certain other companies within Fluent’s industry regularly engage in activities that others may view as unlawful or inappropriate. These activities by third parties may be seen as indicative of participants in Fluent’s industry and may therefore harm the reputation of all participants in Fluent’s industry, including Fluent.

Fluent’s ability to attract potential users and, thereby, clients, also depends in part on users receiving incentives, job listings, prizes, samples and other content as well as attractive offers from Fluent’s clients. If Fluent’s users are not satisfied with the content of its websites or its clients’ offerings, Fluent’s reputation and therefore its ability to attract additional clients and users could be harmed.

In addition, from time to time, Fluent may be subject to investigations, inquiries or litigation by various regulators, which may harm Fluent’s reputation regardless of the outcome of any such action.

Any damage to Fluent’s reputation, including from publicity from legal proceedings against it or companies that work within Fluent’s industry, governmental proceedings, consumer class action litigation, or the disclosure of information security breaches or private information misuse, may adversely affect our business, financial condition and results of operations.

Interruption or failure of Fluent’s information technology and communications systems could impair its ability to effectively deliver its services, which could cause Fluent to lose clients and harm its results of operations.

Fluent’s delivery of marketing services depends on the continuing operation of its technology infrastructure and systems. Any damage to or failure of Fluent’s systems could result in interruptions in its ability to deliver offerings quickly and accurately or process users’ responses from its various web presences. Interruptions in Fluent’s service could reduce its revenue and profits, and its reputation could be damaged if users or clients perceive Fluent’s systems to be unreliable. Fluent’s systems and operations are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, break-ins, hardware or software failures, telecommunications failures, cyber-attacks, computer viruses or other attempts to harm its systems, and similar events. If Fluent or third-party data centers that Fluent utilizes were to experience a major power outage, Fluent would have to rely on back-up generators. These back-up generators may not operate properly through a major power outage and their fuel supply could also be inadequate during a major power outage or disruptive event.

Fluent’s primary data center is at a third-party co-location center in Ashburn, Virginia. All of the critical components of the system are redundant and Fluent has backup copies of its database including one maintained in the Cloud. Fluent has implemented these backup systems and redundancies to minimize the risk associated with earthquakes, fire, power loss, telecommunications failure, and other events beyond its control; however, these backup systems may fail or may not be adequate to prevent losses.

Any unscheduled interruption in Fluent’s service would result in an immediate loss of revenue. If Fluent experiences frequent or persistent system failures, the attractiveness of its technologies and services to clients and third-party publishers could be permanently harmed. The steps Fluent has taken to increase the reliability and redundancy of its systems are expensive, reduce Fluent’s operating margin and may not be successful in reducing the frequency or duration of unscheduled interruptions.

Fluent’s quarterly revenue and results of operations may fluctuate significantly from quarter to quarter due to fluctuations in advertising spending, including seasonal and cyclical effects.

In addition to other factors that cause Fluent’s results of operations to fluctuate, results are also subject to significant seasonal fluctuation. In particular, Fluent’s fourth quarter tends to be its strongest because of holiday advertising budgets which continue into the first quarter, while Fluent’s second and third calendar quarters are typically weaker.

Furthermore, advertising spend on the Internet, similar to traditional media, tends to be cyclical and discretionary as a result of factors beyond Fluent’s control, including budgetary constraints and buying patterns of clients, as well as economic conditions affecting the Internet and media industry. Poor macroeconomic conditions could decrease Fluent’s clients’ advertising spending and thereby have a material adverse effect on our business, financial condition, and operating results.

If the market for online marketing services fails to continue to develop, Fluent’s success may be limited, and its revenue may decrease.

The online marketing services market is relatively new and rapidly evolving, and it uses different measurements from traditional media to gauge its effectiveness. Some of Fluent’s current or potential clients have little or no experience using the Internet for advertising and marketing purposes and have allocated only limited portions of their advertising and marketing budgets to the Internet. The adoption of online marketing, particularly by those companies that have historically relied upon traditional media for advertising, requires the acceptance of a new way of conducting business, exchanging information and evaluating new advertising and marketing technologies and services.

In particular, Fluent is dependent on its clients’ adoption of new metrics to measure the success of online marketing campaigns. Certain of Fluent’s metrics are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm its reputation and negatively affect its business. Fluent periodically reviews and refines some of its methodologies for monitoring, gathering, and calculating these metrics. While Fluent’s metrics are based on what it believes to be reasonable measurements and methodologies, there are inherent challenges in deriving its metrics. In addition, Fluent’s user metrics may differ from estimates published by third parties or from similar metrics of its competitors due to differences in methodology. If clients or publishers do not perceive Fluent’s metrics to be accurate, or if Fluent discovers material inaccuracies in its metrics, it could negatively affect Fluent’s business model and current or potential clients’ willingness to adopt its metrics.

Fluent cannot assure that the market for online marketing services will continue to grow. If the market for online marketing services fails to continue to develop or develops more slowly than Fluent anticipates, our business and resale of operations may be adversely affected.

If Fluent does not adequately protect its intellectual property rights, its competitive position and business may suffer.

Fluent’s ability to compete effectively depends upon its proprietary systems and technology. Fluent relies on patent, trade secret, trademark and copyright law, confidentiality agreements, and technical measures to protect its proprietary rights. Fluent enters into confidentiality agreements with its employees, consultants, independent contractors, advisors, client vendors, and publishers. These agreements may not effectively prevent unauthorized disclosure of confidential information or unauthorized parties from copying aspects of Fluent’s services or obtaining and using its proprietary information. Further, these agreements may not provide an adequate remedy in the event of unauthorized disclosures or uses, and Fluent cannot assure that its rights under such agreements will be enforceable. Effective patent, trade secret, copyright, and trademark protection may not be available in all countries where Fluent currently operates or in which Fluent may operate in the future. Some of Fluent’s systems and technologies are not covered by any copyright, patent or patent application. Fluent cannot guarantee that: (i) its intellectual property rights will provide competitive advantages to Fluent; (ii) its ability to assert its intellectual property rights against potential competitors or to settle current or future disputes will be effective; (iii) its intellectual property rights will be enforced in jurisdictions where competition may be intense or where legal protection may be weak; (iv) any of the patent, trademark, copyright, trade secret or other intellectual property rights that Fluent presently employs in its business will not lapse or be invalidated, circumvented, challenged, or abandoned; (v) competitors will not design around Fluent’s protected systems and technology; or (vi) that Fluent will not lose the ability to assert its intellectual property rights against others.

Policing unauthorized use of Fluent’s proprietary rights can be difficult and costly. Litigation, while it may be necessary to enforce or protect its intellectual property rights, could result in substantial costs and diversion of resources and management attention and could adversely affect Fluent’s business, even if Fluent is successful on the merits. In addition, others may independently discover trade secrets and proprietary information, and in such cases Fluent could not assert any trade secret rights against such parties.

Third parties may sue Fluent for intellectual property infringement, which, even if unsuccessful, could require it to expend significant costs to defend or settle.

Fluent cannot be certain that its internally developed or acquired systems and technologies do not and will not infringe the intellectual property rights of others. In addition, Fluent licenses content, software and other intellectual property rights from third parties and may be subject to claims of infringement if such parties do not possess the necessary intellectual property rights to the products they license to Fluent.

Some of Fluent’s websites promote gift cards issued by companies with trademarked brand names and promote branded merchandise. Fluent has, in the past, received cease and desist letters alleging trademark infringement from some of the trademark holders. While Fluent believes that its use of the brand names falls within the fair use exception to U.S. trademark laws, trademark holders have disagreed. While none has instituted an action, there is the risk that Fluent could be sued for trademark infringement which, if successful, may adversely affect its operations and limit its ability to promote offers with branded merchandise.

Limitations on Fluent’s ability to collect and use data derived from user activities, as well as new technologies that block Fluent’s ability to deliver Internet-based advertising, could significantly diminish the value of its services and have an adverse effect on Fluent’s ability to generate revenue.

When a user visits Fluent’s websites, Fluent uses technologies to collect information such as the user’s IP address and the user’s past responses to its offerings. Fluent also uses registration data provided by users and user response to its dynamically populated survey questions to collect additional user information that Fluent combines with meta data to create a robust user profile which Fluent uses in its ad serving and customer acquisition services. Fluent accesses and analyzes this information in order to deliver qualified customers and serve targeted advertising and to determine the effectiveness of a marketing campaign and to determine how to optimize campaigns. The use of personal information is the subject of litigation, regulatory scrutiny and industry self-regulatory activities, including the discussion of “do-not-track” technologies and guidelines.

Technologies, tools, software and applications (including new and enhanced web browsers) have been developed, and are likely to continue to be developed, that can block or allow users to opt out of display, search, and Internet-based advertising and content, delete or block the cookies used to deliver such advertising, or shift the location in which advertising appears on pages so that Fluent’s advertisements do not show up in the most monetizable places on its pages or are obscured. Recently, app developers have developed ad blocking apps for smartphones and other mobile devices which may hinder marketing activities to smartphone users. As a result, the adoption of such technologies, tools, software, and applications could reduce the number of display and search advertisements that Fluent is able to deliver and/or its ability to deliver Internet-based advertising and this, in turn, could reduce Fluent’s results of operations.

Interruptions, failures or defects in Fluent’s data collection systems, as well as privacy concerns and regulatory changes or enforcement actions affecting Fluent’s or its data partners’ ability to collect user data, could also limit Fluent’s ability to analyze data from, and thereby optimize, its clients’ marketing campaigns. If Fluent’s access to data is limited in the future, it may be unable to provide effective technologies and services to clients and may lose clients and revenue.

As a creator and a distributor of Internet content, Fluent faces potential liability and expenses for legal claims based on the nature and content of the materials that Fluent creates or distributes. If Fluent is required to pay damages or expenses in connection with these legal claims, its results of operations and business may be harmed.

Fluent displays original content and third-party content on its websites and in its marketing messages. As a result, Fluent faces potential liability based on a variety of theories, including defamation, negligence, deceptive advertising, copyright or trademark infringement. Fluent is also exposed to risk that content provided by third parties is inaccurate or misleading, and for material posted to Fluent’s websites by users and other third parties. These claims, whether brought in the United States or abroad, could divert management time and attention away from Fluent’s business and result in significant costs to investigate and defend, regardless of the merit of these claims. In addition, if Fluent becomes subject to these types of claims and is not successful in its defense, it may be forced to pay substantial damages.

USE OF PROCEEDS

The net proceeds that we receive from sales of our Common Stock pursuant to this prospectus supplement, if any, will depend on the number of shares actually sold and the offering price for such shares. There can be no assurance that we will be able to sell any shares under, or fully utilize, the Sales Agreement as a source of financing. The maximum number of shares we can sell is 5,000,000. We estimate the offering expenses, other than the agent’s commissions, will be approximately $168,000. Based on the closing price of our Common Stock on January 14, 2016 of $5.19, if we were to sell 5,000,000 shares of Common Stock at the January 14, 2016 closing price, we would receive $25,950,000 in gross proceeds, or approximately $25,003,500 in net proceeds. The actual proceeds, if any, to us will vary.

We intend to use the net proceeds from sales under the Sales Agreement, if any, for general corporate purposes. We may also use the net proceeds for working capital, the repayment of debt obligations, including repayment of the bridge financing (which bridge financing was provided in part by Frost Gamma, an affiliate of Phillip Frost, M.D., and Michael Brauser, each of which are directors of the Company, as such debt is described in our Current Report on Form 8-K filed with the Commission on December 10, 2015, and incorporated herein by reference), acquisitions or investments in businesses, products or technologies that are complementary to our own, and other capital expenditures. Our management will have broad discretion in the application of the net proceeds received from this offering, if any. Pending use of the net proceeds of this offering as described above, we intend to invest any net proceeds in short-term, investment-grade, interest-bearing instruments. As of the date of this prospectus supplement, we have not entered into any agreements or arrangements which would make an acquisition or investment probable under Rule 3-05(a) of Regulation S-X.

DILUTION

If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the price per share you pay and the net tangible book value per share of our Common Stock immediately after this offering. Our net tangible book deficit as of September 30, 2015 was approximately $9.8 million, or $0.62 per share. Net tangible book deficit per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our Common Stock outstanding as of September 30, 2015. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of Common Stock in this public offering and the net tangible book value per share of our Common Stock immediately after this public offering.

The table below assumes for illustrative purposes that 5,000,000 shares of our Common Stock are sold at a price of $5.19, which was the closing price of our Common Stock on the NYSE MKT on January 14, 2016, for aggregate gross proceeds of $26.0 million. After giving effect to the offering, based on these assumptions and after deducting the sales commission and estimated offering expenses payable by us, our adjusted net tangible book value as of September 30, 2015 would have been approximately $34.8 million, or $2.20 per share. This would represent an immediate increase in the net tangible book value of $1.58 per share to existing shareholders and immediate dilution in net tangible book value of $1.58 per share to investors purchasing our Common Stock in this offering.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$5.19
Net tangible book deficit per share as of September 30, 2015	$9,842
Increase in net tangible book value per share attributable to new investors purchasing our Common Stock in this Offering	$25,004

As adjusted net tangible book value per share on September 30, 2015, after this offering	$34,846
Dilution per share to new investors purchasing our Common Stock in this offering		$2.20

Notwithstanding the assumptions reflected in this table, the shares sold in this offering, if any, will be sold from time to time at various prices. The dilution per share to new investors purchasing our Common Stock in this offering will depend on the number and price of shares of our Common Stock that are sole in this offering.

The number of shares of our Common Stock to be outstanding immediately after this offering, as reported above, is based on 15,845,486 shares outstanding as of January 14, 2016, and excludes as of that date:

•	7,467,000 shares of Common Stock underlying restricted stock units;

•	2,517,000 shares of Common Stock underlying restricted stock units subject to stockholder approval;

•	6,765,000 shares of Common Stock underlying restricted stock units issuable upon the achievement of performance milestones and subject stockholder approval;

•	462,000 shares of Common Stock issuable upon the exercise of incentive stock options;

•	749,625 shares of Common Stock issuable upon the exercise of the Warrants issued in connection with the private placement of our Series B Preferred;

•	200,000 shares of Common stock issuable upon the exercise of the Warrants issued in connection with the Company’s term-loan financing;

•	640,205 shares of Common Stock issuable upon the exercise of outstanding warrants;

•	900,108 shares of Common Stock issuable upon the achievement of performance milestones;

•	4,736,102 shares of Common Stock issuable upon conversion of outstanding shares of our Series A Preferred;

•	1,800,220 shares of Common Stock issuable upon conversion of shares of Series A Preferred issuable upon the achievement of performance milestones; and

•	22,548,100 shares of Common Stock issuable upon conversion of the shares of our Series B Preferred that we have issued or agreed to issue.

To the extent that outstanding options or warrants outstanding as of September 30, 2015 have been or may be exercised or other shares issued, or to the extent that options granted since September 30, 2015 (of which there were 60,000 with a weighted-average exercise price of $10.33) are exercised, investors purchasing our Common Stock in this offering may experience further dilution. In addition, investors purchasing our Common Stock in this offering may suffer further dilution as a result of issuance of equity grants to employees and directors under the 2015 Equity Incentive Plan (the “Plan”), which, as of January 13, 2016, had 1,018,000 shares of Common Stock available for future grant. We have also agreed, in connection with the Acquisition, to issue up to 7,000,000 shares of Common Stock (of which 2,517,000 have been granted) to Fluent, LLC employees under the Plan, subject to stockholder approval of an increase in the number of shares of Common Stock reserved for issuance under the Plan at the Company’s next Annual Meeting of Stockholders. We also may choose to raise additional capital due to favorable market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PRICE RANGE OF COMMON STOCK

Our Common Stock is traded on the NYSE MKT under the symbol “IDI.” The following table sets forth the range of high and low sales prices of our Common Stock as quoted on the NYSE MKT for the periods indicated.

Year Ended December 31, 2016	High	Low
1st Quarter (through January 14, 2016)	$7.34	$5.19

Year Ending December 31, 2015	High	Low
4th Quarter	$10.71	$5.75
3rd Quarter	$12.80	$5.14
2nd Quarter	$11.75	$6.10
1st Quarter	$7.48	$0.75

Year Ended December 31, 2014	High	Low
4th Quarter	$0.95	$0.45
3rd Quarter	$0.97	$0.45
2nd Quarter	$1.31	$0.65
1st Quarter	$1.57	$1.12

On January 14, 2016, the closing sale price of our Common Stock, as reported by the NYSE MKT was $5.19 per share. On January 14, 2016, there were 109 holders of record of our Common Stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock. We expect to retain all available funds and future earnings, if any, to fund the development and growth of our business and we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement, under which we may issue and sell up to 5,000,000 shares of our Common Stock. The actual dollar amount and number of shares of Common Stock that we sell pursuant to this prospectus supplement will be dependent, among other things, on market conditions. JonesTrading may sell Common Stock by any method deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including directly on the NYSE MKT or sales made to or through a market maker other than on an exchange. With our prior written consent, sales may also be made in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law.

Each time that we wish to issue and sell Common Stock under the Sales Agreement, we will provide JonesTrading with a placement notice describing the number of shares to be issued, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one day and any minimum price below which sales may not be made.

These shares will be offered at market prices prevailing at the time of sale. Unless we and JonesTrading agree otherwise, we will pay JonesTrading a commission of up to 3.0% of the sales price of all shares sold through it as our agent. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. The expenses of the offering, not including the compensation payable to JonesTrading under the Sales Agreement, are estimated to be approximately $168,000. We have also agreed to reimburse the JonesTrading for its reasonable out-of-pocket expenses, including attorney’s fees, in an amount not to exceed $35,000.

Subject to the terms of the Sales Agreement, JonesTrading will use commercially reasonable efforts consistent with its normal trading and sales practices to sell any shares subject to a placement notice. In connection with the sale of Common Stock on our behalf, JonesTrading may, and will with respect to sales effected in an “at the market offering,” be deemed to be an underwriter within the meaning of the Securities Act, and the compensation of JonesTrading may be deemed to be underwriting commissions or discounts. We have agreed to indemnify JonesTrading against certain liabilities, including liabilities under the Securities Act.

Settlement for shares of our Common Stock will occur on the third business day following the date on which any sales are made, or on some other date that is agreed upon by us and JonesTrading in connection with a particular transaction, in return for payment of the net proceeds to us. Settlement will occur through the facilities of The Depository Trust Company or by such other means as we and JonesTrading may agree upon.

The offering of our Common Stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the issuance and sale of all of the shares of our Common Stock subject to the Sales Agreement, or (ii) the termination of the Sales Agreement as permitted therein.

JonesTrading and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, JonesTrading will not engage in any market making activities involving our Common Stock while the offering under this prospectus supplement is ongoing.

LEGAL MATTERS

The validity of the Common Stock offered hereby and certain legal matters in connection with this offering will be passed upon by Akerman LLP. Certain legal matters will be passed upon for JonesTrading by LeClairRyan, A Professional Corporation, New York, New York.

EXPERTS

The consolidated financial statements of IDI, Inc. incorporated by reference in the accompanying prospectus for the years ended December 31, 2014 and 2013 have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as set forth in their reports incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of IDI Holdings incorporated by reference in the accompanying prospectus for the period from September 22, 2014 (inception) through December 31, 2014 have been audited by L.L. Bradford & Company, LLC, an independent registered public accounting firm, as set forth in their reports incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The audited historical financial statements of Fluent, Inc. for the year ended December 31, 2014 included as an exhibit to our Current Report on Form 8-K dated December 2, 2015 have been so incorporated in reliance on the report of EisnerAmper LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

The audited historical financial statements of Fluent, Inc. for the years ended December 31, 2013 and December 31, 2012 included as an exhibit to our Current Report on Form 8-K dated December 2, 2015 have been so incorporated in reliance on the report of Ernst & Young LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.ididata.com under the “Investor—Financial Information—SEC Filings” caption to the SEC’s Edgar Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We have filed with the SEC a registration statement under the Securities Act relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the SEC at the address listed above. The registration statement and the documents referred to below under “Incorporation by Reference” are also available on our Internet website, www.ididata.com. We have not incorporated by reference into this prospectus supplement the information on, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed with the SEC, each of which has the SEC File No. 333-158336:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on April 15, 2015;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2015, June 30, 2015 and September 30, 2015, filed with the SEC on May 20, 2015, August 14, 2015 and November 16, 2015, respectively, and Form 10-Q/A for the quarterly period ended March 31, 2015, filed with the SEC on May 27, 2015;

•	our Definitive Proxy Statement on Schedule 14A for our 2015 Annual Meeting of Stockholders, filed with the SEC on April 30, 2015; and

•	our Current Reports on Form 8-K filed with the SEC on March 26, 2015 (as amended by the Form 8-K/A filed June 5, 2015 and July 10, 2015), May 1, 2015, May 20, 2015, May 27, 2015, June 1, 2015, June 4, 2015, June 22, 2015, July 2, 2015, July 15, 2015, July 28, 2015, September 10, 2015, November 19, 2015, December 2, 2015, December 10, 2015, December 15, 2015 and January 15, 2016 (with respect to each such Form 8-K, other than information furnished pursuant to items 2.02 and 7.01 of Form 8-K and any related exhibits) and our reports on Form 6-K filed February 13, 2015 and March 17, 2015.

All reports and other documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus supplement and the accompanying prospectus and deemed to be part of this prospectus supplement and the accompanying prospectus from the time of the filing of such reports and documents.

This prospectus supplement and the accompanying prospectus as further supplemented may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. You should rely only on the information incorporated by reference or provided in this prospectus supplement and accompanying prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement, the date of the accompanying prospectus or the date of the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, respectively.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and accompanying prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement and accompanying prospectus, but not delivered with the prospectus supplement and accompanying prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement or accompanying prospectus incorporates. You should direct written requests to: IDI, Inc., Attn: Legal Department, 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431, or you may call us at (561) 757-4000.

PROSPECTUS

$160,000,000

IDI, Inc.

Common Stock

Debt Securities

IDI, Inc. intends to offer and sell from time to time the securities described in this prospectus. The total offering price of the securities described in this prospectus will not exceed a total of $160,000,000.

This prospectus describes some of the general terms that apply to the securities. We will provide specific terms of any securities we may offer in supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest. We also may authorize one or more free writing prospectuses to be provided to you in connection with the offering. The prospectus supplement and any free writing prospectus also may add, update or change information contained or incorporated in this prospectus.

We may offer and sell these securities to or through one or more underwriters, dealers or agents, or directly to purchasers on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, see “Plan of Distribution” in this prospectus. The prospectus supplement also will set forth the price to the public of the securities and the net proceeds that we expect to receive from the sale of such securities.

Our common stock is traded on the NYSE MKT under the symbol “IDI.” On July 9, 2015, the last reported sales price of our common stock on the NYSE MKT was $10.48 per share.

Investing in our securities involves risks. You should read carefully and consider “Risk Factors” included in our most recent Annual Report on Form 10-K and on page 4 of this prospectus and in the applicable prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 21, 2015

You should rely only on information contained in this prospectus. We have not authorized anyone to provide you with information that is different from that contained in this prospectus. We are not offering to sell or seeking offers to buy shares of common stock in jurisdictions where offers and sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock. We are responsible for updating this prospectus to ensure that all material information is included and will update this prospectus to the extent required by law.

PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities. Unless otherwise indicated or the context requires otherwise, in this prospectus and any prospectus supplement hereto references to “IDI,” “we,” “us,” and “our” refer to IDI, Inc. and its consolidated subsidiaries.

About This Prospectus

This prospectus is part of a “shelf” registration statement that we have filed with the Securities and Exchange Commission or the SEC. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement and the exhibits can be obtained from the SEC as indicated under the section entitled “Incorporation of Certain Documents by Reference.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities. The prospectus supplement also may add, update or change information contained in this prospectus. If there is an inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement together with the additional information described below under the section entitled “Incorporation of Certain Documents by Reference.”

We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or a prospectus supplement is accurate as of any date other than the date on the front of the document.

Our Company

IDI, Inc., formerly known as Tiger Media, Inc. or Tiger Media, is a holding company incorporated in the State of Delaware. Through its consolidated subsidiaries, IDI’s principal focus is in data analytics, serving as an information solutions provider to the risk management industry for purposes including due diligence, risk assessment, fraud detection and prevention, and authentication and verification. Further, IDI’s cross-functional core systems and processes are designed to deliver products and solutions to the marketing industry and to enable the public and private sectors to layer our solutions over their unique data sets, providing otherwise unattainable insight. In addition, as discussed below, IDI previously provided advertising services in the out-of-home advertising industry in China, but has recently discontinued its Chinese operations.

On March 21, 2015, Tiger Media and a wholly-owned subsidiary completed a merger, or the Merger, with The Best One, Inc. or TBO, a holding company incorporated in the State of Florida, pursuant to the terms and conditions of a Merger Agreement and Plan of Reorganization, as amended, dated as of December 14, 2014. As a result of the Merger, IDI acquired the business of Interactive Data, LLC, or Interactive Data, which prior to the Merger was a wholly-owned subsidiary of TBO. TBO changed its name to IDI Holdings, LLC or IDI Holdings.

Historically, Interactive Data provided data solutions and services to the Accounts Receivable Management industry for location and identity verification, legislative compliance and debt recovery. Interactive Data is now targeting the entirety of the risk management industry, including expansion into Fair Credit Reporting Act regulated data and non-regulated data. Through proprietary linking technology, advanced systems architecture, and a massive data repository, Interactive Data will address the rapidly growing need for actionable intelligence.

In order for Interactive Data to grow its business and expand into additional markets, it must generate and sustain sufficient operating profits and cash flow in future periods. This will require Interactive Data to generate additional sales from new products currently under development. Interactive Data has begun building out its sales organization to drive current products and to introduce new products into the market place. Interactive Data will incur increased compensation expenses for its sales and marketing, executive and administrative, and infrastructure-related persons as it increases headcount in the next 12 months.

Although it was initially IDI’s intention to continue, post-Merger, to operate and further develop its advertising business both in China and the United States, IDI has shifted its focus going forward in the direction of the data fusion market, where IDI believes the opportunities for future growth are substantially greater. On June 30, 2015, in connection with the continuing shift in IDI’s focus towards the data fusion industry, IDI’s Board of Directors approved a plan under which IDI will discontinue the operations of its Chinese and BVI-based subsidiaries. The purpose of the plan is to simplify IDI’s business structure and focus its resources in the data fusion area, where we believe the opportunities for future growth are substantially greater. Additionally, due to the continuing negative cash flow from our Chinese operations, we elected not to invest further in this business and we are in the process of terminating all employees employed in our Chinese operations. See “Risk Factors.”

Corporate Information

Our principal executive offices are located at 2650 North Military Trail, Suite 300, Boca Raton, Florida 33431 and our telephone number is (561) 757-4000. Our Internet website address is www.ididata.com. The information on our website is not incorporated into this prospectus.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus including the incorporated documents contains forward-looking statements. All statements other than statements of historical facts, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.

The results anticipated by any or all of these forward-looking statements might not occur. Important factors, uncertainties and risks that may cause actual results to differ materially from these forward-looking statements are contained in the risk factors that follow and elsewhere in this prospectus and the incorporated documents. We undertake no obligation to publicly update or revise any forward-looking statements, whether as the result of new information, future events or otherwise. For more information regarding some of the ongoing risks and uncertainties of our business, see the risk factors that follow and or that are disclosed in our incorporated documents.

RISK FACTORS

Because the Risk Factors in the Form 10-K for the year ended December 31, 2014 were in material part based on the legacy Chinese business, we have revised the Risk Factors and investors should focus on the risks which follow.

Investing in our securities involves a high degree of risk. Before purchasing the securities offered by this prospectus, you should consider carefully the risk factors contained in this prospectus, as well as the risks, uncertainties and additional information (i) set forth in our SEC reports on Forms 10-K, 10-Q and 8-K, and in the other documents that we file with the SEC after the date of this prospectus, all of which are deemed incorporated by reference in this prospectus, although as noted above, the risk factors contained in the Form 10-K for the year ended December 31, 2014 have been in part superseded by the risk factors contained in this prospectus, and (ii) the information contained in any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Incorporation of Certain Documents By Reference.” The risks and uncertainties we discuss in this prospectus and in the documents incorporated by reference in this prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or currently deemed immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects.

Risks Relating to Our Business

Although IDI Holdings was not incorporated until September 22, 2014, it has incurred operating losses and negative cash flow from operations which makes our future results uncertain.

IDI Holdings was incorporated on September 22, 2014, after which it promptly acquired Interactive Data, an operating business in the data fusion industry. Since inception, IDI Holdings has incurred operating losses and negative cash flow from operations. We are investing significant capital in order to enhance our technology platform. Additionally, we have ramped up our marketing efforts, which may further increase short-term operating losses and cash flow deficits. We cannot assure you we will be profitable in the future.

To achieve sustainable profitability, we must continue to generate increased revenue.

We need to generate greater revenue from the sales of our products if we are to sustain profitability. If we are unable to generate greater revenue, we may not be able to sustain profitability or generate positive cash flow from operations in the future.

Our revenues are concentrated in the U.S. market across a broad range of industries. When these industries or the broader financial markets experience a downturn, demand for our services and revenues may be adversely affected.

Our customers, and therefore our business and revenues, sometimes depend on favorable macroeconomic conditions and are impacted by the availability of credit, the level and volatility of interest rates, inflation, employment levels, consumer confidence and housing demand. In addition, a significant amount of our revenues are concentrated among certain industries. Our customer base suffers when financial markets experience volatility, illiquidity and disruption, which has occurred in the past and which could reoccur. Such market developments, and the potential for increased and continuing disruptions going forward, present considerable risks to our business and operations. Changes in the economy have resulted, and may continue to result, in fluctuations in volumes, pricing and operating margins for our services. For example, the banking and financial market downturn that began to affect U.S. businesses in 2008 caused a greater focus on expense reduction by customers of businesses similar to ours. If businesses in these industries experience economic hardship, we cannot assure you that we will be able to generate future revenue growth. These types of disruptions could lead to a decline in the volumes of services we provide our customers and could negatively impact our revenue and results of operations.

Our relationships with key customers may be materially diminished or terminated.

We have established relationships with a number of customers, many of whom could unilaterally terminate their relationship with us or materially reduce the amount of business they conduct with us at any time. Market competition, customer requirements, customer financial condition and customer consolidation through mergers or acquisitions also could adversely affect our ability to continue or expand these relationships. There is no guarantee that we will be able to retain or renew existing agreements, maintain relationships with any of our customers on acceptable terms or at all or collect amounts owed to us from insolvent customers. The loss of one or more of our major customers could adversely affect our business, financial condition and results of operations.

We could lose our access to data sources which could prevent us from providing our services.

Our services and products depend extensively upon continued access to and receipt of data from external sources, including data received from customers, strategic partners and various government and public records repositories. In some cases, we compete with our data providers. Our data providers could stop providing data, provide untimely data or increase the costs for their data for a variety of reasons, including a perception that our systems are insecure as a result of a data security breach, budgetary constraints, a desire to generate additional revenue or for regulatory or competitive reasons. We could also become subject to increased legislative, regulatory or judicial restrictions or mandates on the collection, disclosure or use of such data, in particular if such data is not collected by our providers in a way that allows us to legally use the data. If we were to lose access to this external data or if our access or use were restricted or were to become less economical or desirable, our ability to provide services could be negatively impacted, which would adversely affect our reputation, business, financial condition and results of operations. We cannot provide assurance that we will be successful in maintaining our relationships with these external data source providers or that we will be able to continue to obtain data from them on acceptable terms or at all. Furthermore, we cannot provide assurance that we will be able to obtain data from alternative sources if our current sources become unavailable.

We face intense competition from both start-up and established companies that may have significant advantages over us and our products.

The market for our products and services is intensely competitive. There are numerous companies competing with us in various segments of the data fusion industry, and their products and services may have advantages over our products and services in areas such as conformity to existing and emerging industry standards, performance, price, ease of use, scalability, reliability, flexibility, product features and technical support.

IDI’s principal competitors in the data fusion industry include Palantir, LexisNexis, TransUnion, and Thomson Reuters. Current and potential competitors may have one or more of the following significant advantages:

•	greater financial, technical and marketing resources;

•	better name recognition;

•	more comprehensive solutions;

•	better or more extensive cooperative relationships; and

•	larger customer base.

We cannot assure you that IDI will be able to compete successfully with its existing or new competitors. Some of our competitors may have, in relation to us, one or more of the following: longer operating histories, longer-standing relationships with end-user customers and greater customer service, public relations and other resources. As a result, these competitors may be able to more quickly develop or adapt to new or emerging technologies and changes in customer requirements, or devote greater resources to the development, promotion and sale of their products and services. Additionally, it is likely that new competitors or alliances among existing competitors could emerge and rapidly acquire significant market share.

There may be further consolidation in our end-customer markets, which may adversely affect our revenues.

There has been, and we expect there will continue to be, merger, acquisition and consolidation activity in our customer markets. If our customers merge with, or are acquired by, other entities that are not our customers, or that use fewer of our services, our revenue may be adversely impacted. In addition, industry consolidation could affect the base of recurring transaction-based revenue if consolidated customers combine their operations under one contract, since many of our contracts provide for volume discounts. In addition, our existing customers might leave certain geographic markets, which would no longer require them to purchase certain products from us and, consequently, we would generate less revenue than we currently expect.

To the extent the availability of free or relatively inexpensive consumer and/or business information increases, the demand for some of our services may decrease.

Public and commercial sources of free or relatively inexpensive consumer and business information have become increasingly available and this trend is expected to continue. Public and commercial sources of free or relatively inexpensive consumer and/or business information may reduce demand for our services. To the extent that our customers choose not to obtain services from us and instead rely on information obtained at little or no cost from these public and commercial sources, our business, financial condition and results of operations may be adversely affected.

If IDI’s newer products do not achieve market acceptance, revenue growth may suffer.

IDI’s location and identity verification products have been in the market place for a limited period of time and may have longer sales cycles than its previous products. Accordingly, we may not achieve the meaningful revenue growth needed to sustain operations. We cannot provide any assurances that sales of its newer products will continue to grow or generate sufficient revenues to sustain its business. If IDI is unable to recognize revenues due to longer sales cycles or other problems, its results of operations could be adversely affected.

IDI has not yet received broad market acceptance for its newer products. IDI cannot assure you that its present or future products will achieve market acceptance on a sustained basis. In order to achieve market acceptance and achieve future revenue growth, we must introduce complementary products, incorporate new technologies into existing product lines and design, and develop and successfully commercialize higher performance products in a timely manner. IDI cannot assure you that it will be able to offer new or complementary products that gain market acceptance quickly enough to avoid decreased revenues during current or future product introductions or transitions.

IDI’s products and services can have long sales and implementation cycles, which may result in substantial expenses before realizing any associated revenues.

The sale and implementation of our data products and services to large companies and government entities typically involves a lengthy education process and a significant technical evaluation and commitment of capital and other resources. This process is also subject to the risk of delays associated with customers’ internal budgeting and other procedures for approving capital expenditures, and testing and accepting new technologies that affect key operations. As a result, sales and implementation cycles for IDI’s data products and services can be lengthy, and IDI may expend significant time and resources before it receives any revenues from a customer or potential customer. IDI’s quarterly and annual operating results could be adversely affected if orders forecast for a specific customer and for a particular period are not realized.

IDI resembles a developmental stage company and its business strategy may not be successful.

Historically, Interactive Data provided data solutions and services to the Accounts Receivable Management industry for location and identity verification, legislative compliance and debt recovery. Interactive Data is now targeting the entirety of the risk management industry, including expansion into Fair Credit Reporting Act regulated data and non-regulated data, with new products and services. IDI can provide no assurances that these newly introduced products and services will ever achieve widespread market acceptance or that an adequate market for these products and services will ever emerge. Consequently, IDI resembles a developmental stage company and will face the following inherent risks and uncertainties:

•	the need for our products and services to achieve market acceptance and produce a sustainable revenue stream;

•	our ability to manage costs and expenses;

•	our ability to secure, and dependence on, key personnel;

•	our ability to obtain financing on acceptable terms; and

•	our ability to offer greater value than our competitors.

IDI’s business strategy may not successfully address these risks. If it fails to recognize significant revenues from the sales of new products and services, business, financial condition and operating results would be materially adversely affected.

If IDI fails to respond to rapid technological changes in the data fusion industry, it may lose customers and/or its products and/or services may become obsolete.

The data fusion industry is characterized by rapidly changing technology, frequent product introductions, and continued evolution of new industry standards. IDI must also introduce upgrades to its products and services rapidly in response to customer needs. As a result, IDI’s success depends upon its ability to develop and introduce in a timely manner new products and services and enhancements to its existing products and services that meet changing customer requirements and evolving industry standards. The development of technologically advanced product solutions is a complex and uncertain process requiring high levels of innovation, rapid response and accurate anticipation of technological and market trends. IDI cannot assure you that it will be able to identify, develop, manufacture, market or support new or enhanced products and services successfully in a timely manner. Further, IDI or its competitors may introduce new products or services or product enhancements that shorten the life cycle of existing products or services or cause existing products or services to become obsolete.

IDI’s products and services are highly technical and if they contain undetected errors, its business could be adversely affected and it may have to defend lawsuits or pay damages in connection with any alleged or actual failure of its products and services.

IDI’s products and services are highly technical and complex. Our products and services have contained and may contain one or more undetected errors, defects or security vulnerabilities. Some errors in our products and services may only be discovered after a product or service has been used by end customers. Any errors or security vulnerabilities discovered in IDI’s products after commercial release could result in loss of revenues or delay in revenue recognition, or loss of customers, any of which could adversely affect its business and results of operations. In addition, IDI could face claims for product liability or breach of personally identifiable information. Defending a lawsuit, regardless of its merit, is costly and may divert management’s attention. In addition, if IDI’s business liability insurance coverage is inadequate or future coverage is unavailable on acceptable terms or at all, its financial condition could be harmed.

A breach of network security could harm public perception of IDI’s products and services, which could cause it to lose revenues.

If an actual or perceived breach of network security occurs, regardless of whether the breach is attributable to IDI’s network security controls, the market perception of the effectiveness of IDI’s network security could be harmed resulting in loss of current and potential end user customers, data suppliers, or cause IDI to lose potential value-added resellers. Because the techniques used by computer hackers to access or sabotage networks change frequently and generally are not recognized until launched against a target, IDI may be unable to anticipate these techniques. If an actual or perceived breach were to occur, we cannot assure you that IDI would not lose revenue or not sustain operating losses as a result.

Because our networks and information technology systems are critical to our success, we may be vulnerable to unauthorized persons hacking our systems or our systems may otherwise cease to function properly, which could result in the theft of our proprietary information, disrupt our operations and materially adversely affect our business.

The data fusion industry relies heavily on large information technology databases and the ability to provide services using that information. A party who is able to breach the security measures on our networks could misappropriate either our proprietary information or the personal information of consumers that we collect, or otherwise cause interruptions or malfunctions to our operations. Hacking of computer data systems is a growing problem throughout the United States. If we grow and obtain more visibility, we may be more vulnerable to hacking. We may be required to expend significant capital and other resources to protect against such threats or to alleviate problems caused by breaches in security. Additionally, any server interruptions, break-downs or system failures, including failures which may be attributable to events within our control, could increase our future operating costs and cause us to lose business. We maintain insurance policies covering losses relating to our network systems or other assets. However, these policies may not cover the entire cost of a claim. Any future disruptions in our information technology systems, whether caused by hacking or otherwise, may have a material adverse effect on our future revenues and results of operations.

Consolidation in the data fusion industry may limit market acceptance of IDI’s products and services.

Several of our competitors have acquired companies with complementary technologies in the past. IDI expects consolidation in the data fusion industry to continue in the future. These acquisitions may permit IDI’s competitors to accelerate the development and commercialization of broader product lines and more comprehensive solutions than IDI currently offers. Acquisitions of vendors or other companies with which IDI has a strategic relationship by its competitors may limit its access to commercially significant technologies. Further, business combinations in the data fusion industry are creating companies with larger market shares, customer bases, sales forces, product offerings and technology and marketing expertise, which may make it more difficult for IDI to compete.

IDI must adequately protect its intellectual property in order to prevent loss of valuable proprietary information.

IDI relies primarily upon a combination of patent, copyright, trademark and trade secret laws, confidentiality procedures and non-disclosure agreements to protect its proprietary technology. However, unauthorized parties may attempt to copy or reverse-engineer aspects of IDI’s products or services or to obtain and use information that it regards as proprietary. Policing unauthorized use of IDI’s products or services is difficult, and IDI cannot be certain that the steps it has taken will prevent misappropriation of its intellectual property. If the protection of IDI’s intellectual property proves to be inadequate or unenforceable, others may be able to use its proprietary developments without compensation to IDI, resulting in potential cost advantages to its competitors.

IDI may incur substantial expenses defending itself against claims of infringement.

There are numerous patents held by many companies relating to the design and manufacture of data solutions. Third parties may claim that our products and/or services infringe on their intellectual property rights. Any claim, with or without merit, could consume management’s time, result in costly litigation, cause delays in sales or implementation of products or services or require entry into royalty or licensing agreements. In this respect, patent and other intellectual property litigation is becoming increasingly more expensive in terms of legal fees, expert fees and other expenses. Royalty and licensing agreements, if required and available, may be on terms unacceptable to IDI or detrimental to its business. Moreover, a successful claim of product infringement against IDI or its failure or inability to license the infringed or similar technology on commercially reasonable terms could seriously harm its business.

We depend, in part, on strategic alliances, joint ventures and acquisitions to grow our business. If we are unable to make strategic acquisitions and develop and maintain these strategic alliances and joint ventures, our growth may be adversely affected.

An important focus of our business is to identify business partners who can enhance our services and enable us to develop solutions that differentiate us from our competitors. We have entered into several alliance agreements or license agreements with respect to certain of our datasets and services and may enter into similar agreements in the future. These arrangements may require us to restrict our use of certain of our technologies or datasets among certain customer industries, or to grant licenses on terms that ultimately may prove to be unfavorable to us, either of which could adversely affect our business, financial condition or results of operations. Relationships with our alliance agreement partners may include risks due to incomplete information regarding the marketplace and commercial strategies of our partners, and our alliance agreements or other licensing agreements may be the subject of contractual disputes. If we or our alliance agreements’ partners are not successful in maintaining or commercializing the alliance agreements’ services, such commercial failure could adversely affect our business.

If we consummate any future acquisitions, we will be subject to all the risks inherent in identifying, acquiring and operating new acquired business.

On March 21, 2015, we acquired IDI Holdings and transformed the nature of our business. IDI Holdings, in turn, had acquired Interactive Data, its core business, in October 2014 shortly following IDI Holdings’ incorporation. We may, in the future, acquire businesses which we believe could compliment or expand our current business or offer growth opportunities. We may experience difficulties in identifying potential acquisition candidates that complement our current business at appropriate prices, or at all. We cannot assure you that our acquisition strategy will be successful. We may spend significant management time and resources in analyzing and negotiating acquisitions or investments that are not consummated. Furthermore, the ongoing process of integrating an acquired business is distracting, time consuming, expensive, and requires continuous optimization and allocation of resources. Additionally, if we use stock as consideration, this would dilute our existing shareholders. Contrarily, if we use cash, this would reduce our liquidity and impact our financial flexibility. We may seek debt financing for particular acquisitions, which may not be available on commercially reasonable terms, or at all. We face all the risks associated with the business acquisition strategy, including:

•	the potential disruption of our existing businesses, including the diversion of management attention and the redeployment of resources;

•	entering new markets or industries in which we have limited prior experience;

•	our failure in due diligence to identify key issues specific to the businesses we seek to acquire or the industries or other environments in which they operate, or, failure to protect against contingent liabilities arising from those issues;

•	unforeseen, hidden or fraudulent liabilities;

•	our difficulties in integrating, aligning and coordinating organizations which will likely be geographically separated and may involve diverse business operations and corporate cultures;

•	our difficulties in integrating and retaining key management, sales, research and development, production and other personnel;

•	the potential loss of key employees, customers or distribution partners of the acquired businesses;

•	our difficulties in incorporating the acquired business into our organization;

•	the potential loss of customers, distributors or suppliers;

•	our difficulties in integrating or expanding information technology systems and other business processes to accommodate the acquired business;

•	the risks associated with integrating financial reporting and internal control systems;

•	the potential for future impairments of goodwill if the acquired business does not perform as expected;

•	the inability to obtain necessary government approvals for the acquisition, if any; and

•	our successfully operating the acquired business.

If we cannot overcome these challenges, we may not realize actual benefits from past and future acquisitions, which will impair our overall business results. If we complete an investment or acquisition, we may not realize the anticipated benefits from the transaction.

Our business is subject to various governmental regulations, laws and orders, compliance with which may cause us to incur significant expenses or reduce the availability or effectiveness of our solutions, and the failure to comply with which could subject us to civil or criminal penalties or other liabilities.

Our businesses are subject to regulation under the Gramm-Leach-Bliley Act (the “GLBA”), the Driver’s Privacy Protection Act (the “DPPA”), the Health Insurance Portability and Accountability Act, the Federal Trade Commission Act (the “FTC Act”) and various other federal, state and local laws and regulations. These laws and regulations, which generally are designed to protect the privacy of the public and to prevent the misuse of personal information available in the marketplace, are complex, change frequently and have tended to become more stringent over time. We already incur significant expenses in our attempt to ensure compliance with these laws. Currently, public concern is high with regard to the collection, use, accuracy, and sharing of personal information, including Social Security numbers, dates of birth, financial information, department of motor vehicle data and other behavioral data. In addition, many consumer advocates, privacy advocates, legislatures and government regulators believe that existing laws and regulations do not adequately protect privacy and have become increasingly concerned with the use of this type of personal information. As a result, they are lobbying for further restrictions on the dissemination or commercial use of personal information to the public and private sectors. Additional legislative or regulatory efforts in the United States, or an action by Executive Order of the President of the United States, could further regulate the collection, use, communication, access, accuracy, obsolescence, sharing, correction and security of this personal information. In addition, any perception that our practices or products are an invasion of privacy, whether or not consistent with current or future regulations and industry practices, may subject us to public criticism, private class actions, reputational harm, or claims by regulators, which could disrupt our business and expose us to increased liability.

The following legal and regulatory developments also could have a material adverse effect on our business, financial condition or results of operations:

•	amendment, enactment or interpretation of laws and regulations that restrict the access and use of personal information and reduce the availability or effectiveness of our solutions or the supply of data available;

•	changes in cultural and consumer attitudes in favor of further restrictions on information collection and sharing, which may lead to regulations that prevent full utilization of our solutions;

•	failure of data suppliers or customers to comply with laws or regulations, where mutual compliance is required;

•	failure of our solutions to comply with current laws and regulations; and

•	failure of our solutions to adapt to changes in the regulatory environment in an efficient, cost-effective manner.

Changes in applicable legislation or regulations that restrict or dictate how we collect, maintain, combine and disseminate information could adversely affect our business, financial condition or results of operations. In the future, we may be subject to significant additional expense to ensure continued compliance with applicable laws and regulations and to investigate, defend or remedy actual or alleged violations. Any failure by us to comply with applicable laws or regulations could also result in significant liability to us, including liability to private plaintiffs as a result of individual or class action litigation, or may result in the cessation of our operations or portions of our operations or impositions of fines and restrictions on our ability to carry on or expand our operations. Moreover, our compliance with privacy laws and regulations and our reputation depend in part on our customers’ adherence to privacy laws and regulations and their use of our services in ways consistent with consumer expectations and regulatory requirements. Certain of the laws and regulations governing our business are subject to interpretation by judges, juries and administrative entities, creating substantial uncertainty for our business. We cannot predict what effect the interpretation of existing or new laws or regulations may have on our business.

The outcome of litigation, inquiries, investigations, examinations or other legal proceedings in which we are involved, in which we may become involved, or in which our customers or competitors are involved could subject us to significant monetary damages or restrictions on our ability to do business.

Legal proceedings arise frequently as part of the normal course of our business. These may include individual consumer cases, class action lawsuits and inquiries, investigations, examinations, regulatory proceedings or other actions brought by federal (e.g., the United States Federal Trade Commission (“FTC”)) or state (e.g., state attorneys general) authorities or by consumers. The scope and outcome of these proceedings is often difficult to assess or quantify. Plaintiffs in lawsuits may seek recovery of large amounts and the cost to defend such litigation may be significant. There may also be adverse publicity and uncertainty associated with investigations, litigation and orders (whether pertaining to us, our customers or our competitors) that could decrease customer acceptance of our services or result in material discovery expenses. In addition, a court-ordered injunction or an administrative cease-and-desist order or settlement may require us to modify our business practices or may prohibit conduct that would otherwise be legal and in which our competitors may engage. Many of the technical and complex statutes to which we are subject, including state and federal financial privacy requirements, may provide for civil and criminal penalties and may permit consumers to maintain individual or class action lawsuits against us and obtain statutorily prescribed damages. Additionally, our customers might face similar proceedings, actions or inquiries, which could affect their business and, in turn, our ability to do business with those customers. While we do not believe that the outcome of any pending or threatened legal proceeding, investigation, examination or supervisory activity will have a material adverse effect on our financial position, such events are inherently uncertain and adverse outcomes could result in significant monetary damages, penalties or injunctive relief against us.

Because we are winding down our legacy Chinese business, we expect to incur a one-time non-cash charge of approximately $42 million.

In order to conserve cash and focus on IDI’s business, we are terminating our employees in China. As a result, we will be required to write off the goodwill, intangible assets, property, equipment and long-term deferred assets on our balance sheet of approximately $41 million. We will incur costs related to the termination of these employees of approximately $0.3 million. This will cause us to report substantial operating losses for the three months ended June 30, 2015 and year ending December 31, 2015.

Risks Relating to Our Common Stock

Voting control by executive officers, directors and other affiliates of IDI may limit your ability to influence the outcome of director elections and other matters requiring shareholder approval.

The executive officers, directors and other affiliates of IDI beneficially own approximately 39% of our voting shares as of July 9, 2015. These shareholders can control substantially all matters requiring approval by our shareholders, including the election of directors and the approval of other business transactions. This concentration of ownership could have the effect of delaying or preventing a change in control of IDI or discouraging a potential acquirer from attempting to obtain control of IDI, which in turn could have a material adverse effect on the market price of shares of common stock or prevent our shareholders from realizing a premium over the market price for their shares of common stock.

Because we may be required to raise capital, additional equity or debt financing may not be available and, if available, may significantly dilute the value of currently outstanding common stock.

We expect to fund operations through current cash and future profits. Subject to revenue growth, we may have to raise private equity and or debt, which, if we are able to obtain, will have the effect of diluting existing common and preferred shareholders. Any equity or debt financings, if available at all, may be on terms which are not favorable to us. If our operations do not generate positive cash flow in the upcoming year, or if IDI is not able to obtain additional debt or equity financing on terms and conditions acceptable to it, if at all, we may be unable to implement our business plan.

Future sales of our common stock may depress our stock price.

As of July 9, 2015, we had 13,958,076 shares of our common stock outstanding, 9,333,802 shares of our common stock underlying restricted stock units, warrants, and convertible preferred stock, and an additional 2,700,328 shares issuable upon the achievement of certain performance milestones under outstanding agreements. Approximately 6.9 million shares of our outstanding shares are eligible for resale either without restrictions or under Rule 144 of the Securities Act of 1933, or Rule 144, provided, in the latter case, that certain volume restrictions and other conditions are met. If any significant number of these shares are sold, such sales could have a depressive effect on the market price of our stock. In addition, upon issuance, some of the shares underlying the restricted stock units, warrants and convertible preferred stock will be eligible to be offered from time to time in the public market pursuant to registration statements we may file and Rule 144, and any such sale of these shares may have a depressive effect as well. We are unable to predict the effect, if any, that the sale of shares, or the availability of shares for future sale, will have on the market price of the shares prevailing from time to time. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price, which we deem appropriate.

If we lose the services of key personnel, it could adversely affect our business.

Our future success depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued services of Michael Brauser, our Executive Chairman, Derek Dubner, our Co-Chief Executive Officer, James P. Reilly, our President, and Ole Poulsen, Chief Science Officer of IDI, each of whom is important to the management of certain aspects of our business and operations and the development of our strategic direction, and each of whom may be difficult to replace. We do not carry “key man” life insurance policies on any of these individuals. The loss of the services of these key individuals and the process to replace these individuals would involve significant time and expense and could significantly delay or prevent the achievement of our business objectives.

USE OF PROCEEDS

Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities by us to provide additional funds for working capital and other general corporate purposes. Any specific allocation of the net proceeds of an offering of securities will be determined at the time of such offering and will be described in the accompanying supplement to this prospectus.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 200,000,000 shares of common stock, par value $0.0005 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

We are authorized to issue 200,000,000 shares of common stock, par value $0.0005 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of shareholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.

The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock. We have not paid dividends on our common stock since inception and do not plan to pay dividends on our common stock in the foreseeable future.

As of July 9, 2015, IDI had 13,958,076 shares of common stock outstanding. In addition, IDI has entered agreements pursuant to which, subject to certain vesting and delivery conditions, IDI may issue an additional 900,108 shares of common stock subject to the achievement of performance milestones and 4,368,500 shares of common stock underlying restricted stock units.

Preferred Stock

We are authorized to issue 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. As of July 9, 2015, we had 4,965,302 shares of our Series A Convertible Preferred Stock (“Series A”) issued and outstanding which, when convertible, converts into our common stock on a one-for-one basis. In addition, IDI may issue an additional 1,800,220 shares of Series A subject to the achievement of performance milestones.

For a description of how future issuances of our preferred stock could affect the rights of our shareholders, see “Certain Provisions of Delaware Law and of Our Charter and Bylaws - Issuance of “blank check” Preferred Stock,” below.

Transfer Agent

We have appointed Continental Stock Transfer & Trust as our transfer agent. Their contact information is: 17 Battery Place, New York, NY 10004, phone number (212) 845-3249, www.continentalstock.com.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities that we may issue will constitute debentures, notes, bonds or other evidences of indebtedness of IDI, to be issued in one or more series. The particular terms of any series of debt securities we offer, including the extent to which the general terms set forth below may be applicable to a particular series, will be described in a prospectus supplement relating to such series.

Debt securities that we may issue will be issued under an indenture between us and a trustee qualified to act as such under the Trust Indenture Act of 1939. When we refer to the “indenture” in this prospectus, we are referring to the indenture under which debt securities are issued as supplemented by any supplemental indenture applicable to such debt securities. We will provide the name of the trustee in any prospectus supplement related to the issuance of debt securities, and we will also provide certain other information related to the trustee, including describing any relationship we have with the trustee, in such prospectus supplement.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct secured or unsecured obligations of IDI. The senior debt securities will rank equally with any of our other unsecured senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture and will be equal in ranking.

The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

Information to be provided in a Prospectus Supplement

The prospectus supplement will set forth the following terms of the debt securities in respect of which this prospectus is delivered:

•	the title and denominations of the debt securities of the series;

•	any limit on the aggregate principal amount of the debt securities of the series;

•	the date or dates on which the principal and premium, if any, with respect to the debt securities of the series are payable or the method of determination thereof;

•	the rate or rates, which may be fixed or variable, at which the debt securities of the series shall bear interest, if any, or the method of calculating and/or resetting such rate or rates of interest;

•	the dates from which such interest shall accrue or the method by which such dates shall be determined and the duration of the extensions and the basis upon which interest shall be calculated;

•	the interest payment dates for the series of debt securities or the method by which such dates will be determined, the terms of any deferral of interest and any right of ours to extend the interest payments periods;

•	the terms and conditions upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise;

•	our obligation, if any, to redeem, purchase, or repay debt securities of the series pursuant to any sinking fund or other specified event or at the option of the holders and the terms of any such redemption, purchase, or repayment;

•	the terms, if any, upon which the debt securities of the series may be convertible into or exchanged for preferred stock or common stock, including, among other things, the initial conversion or exchange price or rate and the conversion or exchange period;

•	if the amount of principal, premium, if any, or interest with respect to the debt securities of the series may be determined with reference to an index or formula, the manner in which such amounts will be determined;

•	if any payments on the debt securities of the series are to be made in a currency or currencies (or by reference to an index or formula) other than that in which such securities are denominated or designated to be payable, the currency or currencies (or index or formula) in which such payments are to be made and the terms and conditions of such payments;

•	any changes or additions to the provisions of the indenture dealing with defeasance, including any additional covenants that may be subject to our covenant defeasance option;

•	the currency or currencies in which payment of the principal and premium, if any, and interest with respect to debt securities of the series will be payable, or in which the debt securities of the series shall be denominated, and the particular provisions applicable thereto in accordance with the indenture;

•	the portion of the principal amount of debt securities of the series which will be payable upon declaration of acceleration or provable in bankruptcy or the method by which such portion or amount shall be determined;

•	whether the debt securities of the series will be secured and, if so, on what terms;

•	any events of default with respect to the debt securities of the series;

•	the identity of any trustees, authenticating or paying agents, transfer agents or registrars;

•	the applicability of, and any addition to or change in, the covenants currently set forth in the indenture;

•	the subordination, ranking or priority, if any, of the debt securities of the series and terms of the subordination;

•	any other terms of the debt securities of the series which are not prohibited by the indenture; and

•	whether securities of the series shall be issuable as registered securities or bearer securities (with or without interest coupons), and any restrictions applicable to the offering, sale or delivery of such bearer securities and the terms upon which such bearer securities of a series may be exchanged for registered securities, and vice versa.

Interest Rate

Debt securities that bear interest will do so at a fixed rate or a floating rate. We may sell, at a discount below the stated principal amount, any debt securities which bear no interest or which bear interest at a rate that at the time of issuance is below the prevailing market rate. The relevant prospectus supplement will describe the special United States federal income tax considerations applicable to any discounted debt securities and any debt securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes.

Transfer and Exchange

We may issue debt securities that would be represented by either:

“book-entry securities,” which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or

“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We would specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under “Global Debt Securities and Book-Entry System,” below, book-entry debt securities would not be issuable in certificated form.

Certificated Debt Securities

If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee’s office or at the paying agency in accordance with the terms of the indenture. You would not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

The transfer of certificated debt securities and of the right to receive the principal of, premium and/or interest, if any, on your certificated debt securities can occur only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book–Entry System

If we decided to issue debt securities in the form of one or more global securities, then we would register the global securities in the name of the depository for the global securities or in the nominee of the depository, and the global securities would be delivered by the trustee to the depository for credit to the accounts of the holders of beneficial interest in the debt securities. Each global security would:

•	be registered in the name of a depositary, or its nominee, that we would identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default has occurred and is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee would be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security would not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security would be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security would be limited to participants and to persons that may hold beneficial interests through participants. The depositary would credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security would be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security would be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we would have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

The prospectus supplement would describe the specific terms of the depository arrangement for debt securities of a series that are issued in global form. The Company and its agents, the trustee, and any of its agents would not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Conversion or Exchange Rights

Debt securities offered hereby may be convertible into or exchangeable for shares of our common or preferred stock. The terms and conditions of such conversion or exchange will be set forth in the applicable prospectus supplement. Such terms may include, among others, the following:

•	the conversion or exchange price;

•	the conversion or exchange period;

•	provisions regarding our ability or that of the holder to convert or exchange the debt securities;

•	events requiring adjustment to the conversion or exchange price; and

•	provisions affecting conversion or exchange in the event of our redemption of such debt securities.

Covenants

Unless otherwise indicated in a prospectus supplement, the debt securities would not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We would describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Concerning the Trustee

We would identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. You should note that if the trustee becomes a creditor of the Company, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of certain claims, as security or otherwise. The trustee and its affiliates may engage in, and would be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate the conflict or resign.

The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee would be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

CERTAIN PROVISIONS OF DELAWARE LAW AND OF OUR CHARTER AND BYLAWS

Anti-takeover Provisions

In general, Section 203 of the Delaware General Corporations Law or the DGCL prohibits a Delaware corporation with a class of voting stock listed on a national securities exchange or held of record by 2000 or more shareholders from engaging in a “business combination” with an “interested shareholder” for a three-year period following the time that this shareholder becomes an interested shareholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested shareholder. An “interested shareholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested shareholder status, 15% or more of the corporation’s voting stock. Under Section 203, a business combination between a corporation and an interested shareholder is prohibited unless it satisfies one of the following conditions:

•	before the shareholder became interested, the board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder;

•	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the shareholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the shareholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested shareholder.

The DGCL permits a corporation to opt out of, or choose not to be governed by, its anti-takeover statute by expressly stating so in its original certificate of incorporation (or subsequent amendment to its certificate of incorporation or bylaws approved by its shareholders). IDI’s Certificate of Incorporation contains a provision expressly opting out of the application of Section 203 of the DGCL; therefore the anti-takeover statute does not apply to us.

Issuance of “blank check” preferred stock

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board of Directors. Our Board is empowered, without shareholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common shareholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to effect a change in control of our company.

Our Bylaws also allow our Board of Directors to fix the number of directors. Our shareholders do not have cumulative voting in the election of directors.

Special Shareholder Meetings and Action by Written Consent

Under our Bylaws, the Chairperson of our Board of Directors, our President and a majority of the members of the Board of Directors may each call a special meeting of shareholders. Our Bylaws do not permit meetings of shareholders to be called by any other person. Our Certificate of Incorporation specifically prohibits action by our shareholders by written consent without a meeting of shareholders.

Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in our management.

Indemnification of Directors and Officers.

Section 145(a) of the DGCL, which IDI is subject to, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 of the DGCL, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Any indemnification under subsections (a) and (b) of Section 145 of the DGCL (unless ordered by a court) shall be made by IDI only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the shareholders. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate. The indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145 of the DGCL also empowers a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Article 6 of IDI’s Bylaws provide that directors, officers, employees and agents shall be indemnified to the fullest extent permitted by the DGCL. Article 10 of IDI’s Certificate of Incorporation also provides that directors shall be indemnified to the fullest extent permitted by the DGCL.

IDI carries directors and officers liability coverages designed to insure its officers and directors and those of its subsidiaries against certain liabilities incurred by them in the performance of their duties, and also providing for reimbursement in certain cases to IDI and its subsidiaries for sums paid to directors and officers as indemnification for similar liability. IDI has entered into Indemnification Agreements with its executive officers and directors providing for advancement of expenses and indemnification to the fullest extent permissible under DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, IDI has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	through underwriters or dealers;

•	directly to purchasers;

•	in a rights offering;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	through agents;

•	in block trades;

•	through a combination of any of these methods; or

•	through any other method permitted by applicable law and described in a prospectus supplement.

In addition, we may issue the securities as a dividend or distribution to our existing stockholders or other security holders.

The prospectus supplement with respect to any offering of securities will include the following information:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

We will describe the name or names of any underwriters, dealers or agents and the purchase price of the securities in a prospectus supplement relating to the securities.

In connection with the sale of the securities, underwriters may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and these dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents, which is not expected to exceed that customary in the types of transactions involved. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters, and any discounts or commissions they receive from us, and any profit on the resale of the securities they realize may be deemed to be underwriting discounts and commissions, under the Securities Act. The prospectus supplement will identify any underwriter or agent and will describe any compensation they receive from us.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering, sales made directly on the NYSE, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our securities, the amounts underwritten, and the nature of its obligations to take our securities will be described in the applicable prospectus supplement.

Unless otherwise specified in the prospectus supplement, each series of the securities will be a new issue with no established trading market, other than our shares of common stock, which are currently listed on the NYSE. We currently intend to list any shares of common stock sold pursuant to this prospectus on the NYSE. We may elect to list any series of preferred stock on an exchange, but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, we can give no assurance about the liquidity of the trading market for any of the securities.

Under agreements we may enter into, we may indemnify underwriters, dealers, and agents who participate in the distribution of the securities against certain liabilities, including liabilities under the Securities Act, or contribute with respect to payments that the underwriters, dealers or agents may be required to make.

In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc. (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement or pricing supplement, as the case may be.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

From time to time, we may engage in transactions with these underwriters, dealers, and agents in the ordinary course of business.

Direct Sales and Sales through Agents

We may sell the securities directly. In this case, no underwriters or agents would be involved. We also may sell the securities through agents designated by us from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any sales of these securities in the applicable prospectus supplement.

Remarketing Arrangements

Securities also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

We may have agreements with the underwriters, dealers, agents and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters, dealers, agents or remarketing firms may be required to make. Underwriters, dealers, agents and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Nason, Yeager, Gerson, White & Lioce, P.A., West Palm Beach, Florida.

EXPERTS

The consolidated financial statements of IDI, Inc. incorporated by reference in this prospectus and registration statement for the years ended December 31, 2014 and 2013 have been audited by Marcum Bernstein & Pinchuk LLP, an independent registered public accounting firm, as set forth in their reports incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of IDI Holdings incorporated by reference in this prospectus and registration statement for the period from September 22, 2014 (inception) through December 31, 2014 have been audited by L.L. Bradford & Company, LLC, an independent registered public accounting firm, as set forth in their reports incorporated by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The documents listed below are incorporated by reference into this registration statement:

•	Our annual report on Form 10-K for the year ended December 31, 2014 filed on April 15, 2015;

•	The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 30, 2015;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2015, as amended, filed on May 27, 2015;

•	Our current reports on Form 8-K filed on March 26, 2015 (as amended by the Form 8-K/A filed July 10, 2015), May 1, 2015, May 20, 2015, May 27, 2015, June 1, 2015, June 4, 2015, June 22, 2015 and July 2, 2015, and our reports on Form 6-K filed February 13, 2015 and March 17, 2015 (other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits);

•	The description of our common stock in our registration statement on Form F-3 filed with the SEC on September 1, 2011, as updated by the current report Form 8-K filed with the SEC on March 26, 2015, and any amendments and reports filed for the purpose of updating such description; and

•	All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) prior to the termination of the offering, other than information furnished pursuant to Items 2.02 and 7.01 of Form 8-K and any related exhibits, shall be deemed to be incorporated by reference into the prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus.

We are an Exchange Act reporting company and are required to file periodic reports on Form 10-K and 10-Q and current reports on Form 8-K. You may read and copy all or any portion of the registration statement or any other information, which we file at the SEC’s public reference room at 100 F Street, N.E., Washington, DC 20549, Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Also, the SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC, including the registration statement. The website address is www.sec.gov.

You may obtain a copy of any of our filings, at no cost, by writing or telephoning us at:

2650 North Military Trail, Suite 300

Boca Raton, Florida 33431

Attention: Corporate Secretary

(561) 757-4000

5,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

January 15, 2016